Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2025

ALEXANDRIA CENTER

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

ALEXANDRIA CENTER for LIFE SCIENCE MEGACAMPUS™ | NEW YORK CITY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026

Table of Contents
December 31, 2025

COMPANY HIGHLIGHTS	Page		Page
Alexandria's Mission and Cluster Model ..............................................	iii

EARNINGS PRESS RELEASE
Fourth Quarter and Year Ended December 31, 2025 Financial and Operating Results ................................................................................	1	Consolidated Statements of Operations ..........................................	8
Guidance ...................................................................................................	4	Consolidated Balance Sheets ............................................................	9
Dispositions and Sales of Partial Interests ..........................................	6	Funds From Operations and Funds From Operations per Share	10
Earnings Call Information and About the Company ...........................	7

SUPPLEMENTAL INFORMATION
Company Profile .......................................................................................	13	External Growth / Investments in Real Estate
Investor Information .................................................................................	14	Investments in Real Estate ................................................................	31
Financial and Asset Base Highlights .....................................................	15	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	17	Recent Deliveries ...........................................................................	33
Internal Operating Metrics		Current Projects ..............................................................................	35
Key Operating Metrics .............................................................................	18	Summary of Pipeline ......................................................................	39
Same Property Performance ..................................................................	19	Construction Spending ........................................................................	43
Leasing Activity .........................................................................................	20	Capitalization of Interest .....................................................................	44
Contractual Lease Expirations ...............................................................	22	Joint Venture Financial Information ...................................................	45
Top 20 Tenants .........................................................................................	23	Balance Sheet Management
Summary of Properties and Occupancy ..............................................	24	Investments ..........................................................................................	47
Property Listing ........................................................................................	25	Balance Sheet ......................................................................................	48
		Key Credit Metrics ...............................................................................	49
		Summary of Debt .................................................................................	50
		Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	55

CONFERENCE CALL INFORMATION:
Tuesday, January 27, 2026 2:00 p.m. Eastern Time 11:00 a.m. Pacific Time

(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	iii

Developed in Jim Collins' book *Good to Great*, the Hedgehog Concept is a strategic framework that **crystallizes why we exist, what sets us apart, and what drives our lasting endurance.**

WHAT ARE YOU DEEPLY PASSIONATE ABOUT?
Enabling the most innovative scientific and technological minds to cure disease
WHAT CAN YOU BE BEST IN THE WORLD AT?
Delivering our differentiated Megacampus™ platform clustered in the key centers of life science innovation
WHAT DRIVES YOUR ECONOMIC ENGINE?
Leveraging our strong brand trust, long-term tenant relationships, and Megacampus™ platform to increase occupancy and cash flows

ALEXANDRIA'S RESILIENT AND PERSEVERANT HEDGEHOG

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	iv
ALEXANDRIA’S
PATH FORWARD
Maintain a Strong and
Flexible Balance Sheet,
Significant Liquidity,
and Targeted Leverage
Continue to Successfully
Manage G&A
Maintain Optionality for
Future Growth Focused on
Megacampus™ Investment
Reduce Capital Spend
and Funding Needs
Consider Flexible and
Opportunistic Share
Buyback Plan
Substantially Complete
Large-Scale Non-Core
Disposition Plan
Steadily Improve Occupancy
and Increase NOI, Focusing on
Leasing to All Sectors of Our
Tenant Base, Including the Most
Innovative Entities in a Rapidly
Changing Environment

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	v

IMMENSE OPPORTUNITY:
10,000 DISEASES
90% HAVE NO TREATMENTS[1]

KEY DISEASE AREAS OF SIGNIFICANT UNMET NEED IN THE UNITED STATES

CHRONIC DISEASE

129M

Adults Suffering From One or More Chronic Diseases[2]

HEART DISEASE

1 in 5

Deaths Due to Heart Disease, the Leading Cause of Death[3]

CANCER

40%

of Individuals Will Be Diagnosed With Cancer During Their Lifetime[4]

ALZHEIMER'S DISEASE

7.2M

Adults Over 65 Living With Alzheimer's Disease[5]

> *After transforming rare diseases and beginning to bend the mortality curve on cancer, the same tools, technologies, and molecular approaches — RNA interference, gene editing, and precision molecular engineering — are now turned toward the most prevalent and costly conditions*

ELI CASDIN
Casdin Capital

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.
(2)Source: PhRMA, “Medicines in Development for Chronic Diseases: 2024 Report.”
(3)Source: Centers for Disease Control and Prevention, “Heart Disease Facts,” October 24, 2024. Represents the latest published data, which reflects the U.S. estimate for 2022.
(4)Source: National Cancer Institute, “Cancer Statistics,” updated May 7, 2025. Represents the latest published data, which reflects 2018–2021 data, not including 2020 due to lack of collection during COVID-19 pandemic.
(5)Source: Alzheimer’s Association, “2025 Alzheimer’s Disease Facts and Figures.” Represents the latest published data, which reflects the U.S. estimate for 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	vi

THE HEALTH OF THE HIGHLY REGULATED LIFE SCIENCE INDUSTRY IS DEPENDENT ON FOUR CRITICAL PILLARS

STRONG BASIC AND TRANSLATIONAL RESEARCH

ACCESS TO COST-EFFECTIVE PRIVATE AND PUBLIC CAPITAL

CONSISTENT AND RELIABLE REGULATORY ENVIRONMENT

REIMBURSEMENT OF INNOVATIVE MEDICINES

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	vii

2025: THE FIFTH YEAR OF A BROAD-BASED BIOTECH BEAR MARKET

The Highly Regulated Life Science Industry Has Confronted the Cumulative Impact of a Wave of Market, Regulatory, Policy, and Global Headwinds

JAN
- President Trump sworn into office

FEB
- RFK Jr. sworn in as HHS Secretary
- DOGE lays off thousands of FDA and CDC staff; 50% of FDA leadership will leave over the coming months
- NIH announces plan to cap institutional indirect grant funding at 15%

MAR
- Dr. Marty Makary sworn in as FDA Commissioner
- NIH announces sweeping termination of active grants

APR
- Trump's Liberation Day tariff announcement causes broad market sell-off
- White House initiates Section 232 investigation into pharma imports, which would potentially raise U.S. drug costs by $51B annually

MAY
- Dr. Vinay Prasad sworn in as Head of FDA CBER; will resign in July under White House pressure and be reinstated in August
- White House issues executive order demanding pharma cut prices and directs HHS to implement most-favored-nation pricing
- White House proposes $18B (40%) cut to NIH funding

JUN
- HHS Secretary Kennedy removes all members of CDC vaccine advisory board
- SVB reports lowest levels of capital raised by life science venture funds since 2016
- FDA approves 16 novel therapies through 1H25, compared to average of 12 per quarter in previous 5 years

JUL
- Trump issues letters to 17 biopharma CEOs, demanding they take steps to cut U.S. drug prices

AUG
- HHS Secretary Kennedy pressures CDC Director Monarez into resigning

SEP
- LB Pharma issues IPO, marking the first biotech IPO in six months
- Fed lowers interest rates
- Trump threatens a 100% tariff on branded medicines unless pharma companies build manufacturing sites in U.S.

OCT
- Government shuts down; all FDA submissions paused
- Takeda inks $1.2B upfront deal with China-based Innovent Biologics, one of many large Chinese in-licensing deals in 2025

NOV
- Medicare unveils price reductions for 15 drugs as part of IRA
- Tensions reportedly escalate between FDA Commissioner Makary and HHS Secretary Kennedy
- FDA CDER Director George Tidmarsh resigns amid investigation
- Dr. Richard Pazdur takes CDER helm; questions FDA voucher authority
- NIH cancels all grant reviews that were set to occur during shutdown

DEC
- FDA proposes stricter vaccine standards
- Companies drop 26 medicines since IRA
- CDER Director Pazdur informs FDA of intention to leave
- NIH NIND Director denied reappointment
- Biotech layoffs end 2025 up 16% vs. prior year
- FDA logs 46 novel approvals in 2025; past 5 years average 50

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	viii

A Proposed 15% Cap to Indirect NIH Grant Funding has Been Blocked by a Federal Appeals Court, SIGNIFICANTLY ALLEVIATING INSTITUTIONAL BUDGET UNCERTAINTY

NIH National Institutes of Health
Turning Discovery Into Health

PROPOSED 15% CAP

In February 2025, the NIH proposed an immediate cap on indirect costs at 15%. State AGs and institutions quickly sued for an injunction, and the cap was never implemented. However, the proposal created significant budget uncertainty for biomedical institutions.

INJUNCTION

In January, 2026, a Federal Appeals Court affirmed a lower court's ruling and maintained an injunction blocking the 15% cap.

While it is possible Congress implements an indirect cap through budget appropriations, the decision alleviates significant budget uncertainty which, over time, may unlock additional real estate demand from biomedical institutions.

NIH grants provide direct research funding as well as indirect funding to support institutional infrastructure and core facilities, including utilities and rent. Indirect costs typically range from 30–90% of total grant funding.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	ix

"Widen the moat, build enduring competitive advantage, delight your customers, and relentlessly fight costs."

WARREN BUFFETT

ALEXANDRIA: THE MOST
TRUSTED BRAND IN LIFE
SCIENCE REAL ESTATE™
WE INVENTED IT.
WE DOMINATE IT.

ALEXANDRIA’S MEGACAMPUS™ PLATFORM REPRESENTS
78% OF OUR ANNUAL RENTAL REVENUE

LARGEST, HIGHEST-QUALITY ASSET BASE CLUSTERED IN THE KEY CENTERS OF LIFE SCIENCE INNOVATION

SECTOR-LEADING CLIENT TENANT BASE

HIGH-QUALITY CASH FLOWS

PROVEN UNDERWRITING

FORTRESS BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM
As of December 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	x
Alexandria Executes Lease Through 2041 With High-Credit Tenant
AstraZeneca for 171,239 RSF Mission-Critical Manufacturing Facility
in Maryland
This long-term lease at 700 Quince Orchard Road demonstrates AstraZeneca’s commitment to Maryland and brings its aggregate footprint across multiple Alexandria cluster markets to over 600,000 RSF
ONSHORING PHARMA SUPPLY CHAINS &
ACCELERATING ACCESS TO TRANSFORMATIVE THERAPIES

→		→
	AstraZeneca’s new Gaithersburg facility aims to accelerate the production of innovative medicines for cancer, rare, and chronic diseases		The investment builds upon AstraZeneca’s $300M investment in a cell therapy manufacturing facility at 9950 Medical Center Drive on the Alexandria Center® for Life Science – Shady Grove Megacampus™
→		→
	AstraZeneca’s announced $2B(1) investment in Maryland includes substantial support for mission-critical manufacturing at 700 Quince Orchard Road		AstraZeneca has committed to invest $50B(2) in U.S.-based manufacturing and R&D by 2030
(1)Source: AstraZeneca, “ AstraZeneca plans $2 billion manufacturing investment in Maryland, supporting 2,600 jobs and catalyzing economic growth,” November 21, 2025.
(2)Source: AstraZeneca, “ AstraZeneca plans to invest $50 billion in America for medicines manufacturing and R&D,” July 21, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xi
2025 Dispositions and Sales of Partial Interests Update

35 COMPLETED TRANSACTIONS(1)

$1.8B TOTAL SALES(1)

$642M TOTAL GAIN ON SALES OF REAL ESTATE(1)
Stabilized
Properties
Land
Non-Stabilized Properties
2025 DISPOSITIONS AND SALES OF PARTIAL INTERESTS
BY REAL ESTATE CLASSIFICATION
(1)Refer to “2025 dispositions and sales of partial interests” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xii
Alexandria’s Long-Standing Track Record of Monetizing Embedded
Asset Value: 2019–2025 Dispositions and Partial Interest Sales

($ in billions)
$0.9
$0.4
$0.01
$1.1
$0.4
$0.1
$2.6
$1.1
$0.1
$2.2
$1.2
$0.1
$1.3
$0.3
$0.4
$1.4
$0.1
$0.2
$1.8
$0.3
$1.9
2019
2020
2021
2022
2023
2024
2025
Total Sales
Total Gains
Total Impairments

2019–2025 AGGREGATE $11B Total Sales(1)

$3.9B Total Gains on Sales of Real Estate(2)

$2.8B Total Impairments of Real Estate(2)
2019–2025 DISPOSITIONS AND PARTIAL INTEREST SALES
(2)
(1)
(2)
(1)Represents aggregate sales from outright sales and sales of partial interests.
(2)Total gains and impairments represent our share and include any amounts related to sales of partial interests recognized in additional paid-in capital.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xiii
Alexandria’s Key Disposition In 4Q25 — 409 and 499 Illinois Street in Mission Bay
Alexandria’s opportunistic sale to UCSF,
a longstanding tenant, generates
proceeds to recycle into the business
and enables UCSF to expand its
Mission Bay campus.

$767.1M	$180.3M (Our Share)(1)	SALES PRICE IN 4Q25

$1,645		SALES PRICE PER RSF

$416.7M	$103.9M (Our Share)	GAIN ON SALE OF REAL ESTATE

$293.0M		ARE ORIGINAL PURCHASE PRICE (2011)

40%		OCCUPANCY AS OF 3Q25
(1)Represents our share of the sales price, net of seller credits and sales costs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xiv
ALEXANDRIA CONTINUES TO HAVE A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2021(1)
$5.3B	96.7%

REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
12.1	3.91%
Longest Among S&P 500 REITs(3)
ACHIEVED
4Q25 LEVERAGE(2)
5.7x
WEIGHTED AVERAGE
TOP 15%
BBB+
Negative
Baa1
Negative
CREDIT RATING RANKING AMONG
ALL PUBLICLY TRADED U.S. REITS(4)
As of December 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2021 through December 31, 2025.
(2)Represents net debt and preferred stock to Adjusted EBITDA for the fourth quarter annualized.
(3)Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for SBAC, PSA, and WY) as of September 30, 2025, except for ARE, which is as of December 31, 2025.
(4)Top 15% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of December 31, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xv

REDUCE NON-CORE AND NON-INCOME-PRODUCING ASSETS

Anticipated Annual Rental Revenue From Non-Core Assets[1]

5% to 10%
4Q25
12/31/26
Projected

Anticipated Non-Income-Producing Assets as a Percentage of Gross Assets

11% to 16%
4Q25
12/31/26
Projected

12%
17%
(2)
As of December 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents non-core assets outside our Megacampus ecosystems.
(2)Excludes properties classified as held for sale, of which land parcels represent approximately 1% of total non-income producing assets.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xvi
CONTINUE TO SUCCESSFULLY MANAGE AND REDUCE G&A
Alexandria’s General and Administrative Expense Levels Outperform Other S&P 500 REITs

$76M
Projected Cumulative G&A Savings in 2025 and 2026 Compared to 2024(1)

5.6%	11.3%
Alexandria 4Q25(2)	S&P 500 REIT Average 2023–3Q25
(Excluding Alexandria)(3)
GENERAL AND ADMINISTRATIVE EXPENSES AS A
PERCENTAGE OF NET OPERATING INCOME(4)
(1)Based on the midpoint of our guidance range for 2026 general and administrative expenses disclosed on January 26, 2026.
(2)Trailing twelve months ended December 31, 2025.
(3)Source for S&P 500 REIT data: S&P Global Market Intelligence. Represents the annual average of the years ended December 31, 2024 and 2023 and the trailing twelve months ended September 30, 2025.
(4)Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	xvii

STEADILY IMPROVE OCCUPANCY AND INCREASE NOI

BEST ASSETS in the BEST LOCATIONS

THE ALEXANDRIA MEGACAMPUS™

INCREASING OCCUPANCY and CASH FLOWS through

VACANCY LEASING

RENEWAL LEASING

DEVELOPMENT/ REDEVELOPMENT LEASING

BEST LEASING TEAM

DOMINATING LIFE SCIENCE LEASING MARKET

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	1
Alexandria Real Estate Equities, Inc. Reports
4Q25 and 2025 Net Loss per Share – Diluted of $6.35 and $8.44, respectively; and
4Q25 and 2025 FFO per Share – Diluted, as Adjusted, of $2.16 and $9.01, respectively
PASADENA, Calif. – January 26, 2026 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the fourth quarter and year ended December 31,
2025.

Key highlights
			YTD
Operating results	4Q25	4Q24	2025	2024
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(1,081.8)	$(64.9)	$(1,438.0)	$309.6
Per share	$(6.35)	$(0.38)	$(8.44)	$1.80
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$368.5	$411.8	$1,534.7	$1,629.1
Per share	$2.16	$2.39	$9.01	$9.47
A best-in-class REIT with a high-quality, diverse tenant base, strong margins, and long lease terms

(As of December 31, 2025, unless stated otherwise)
Occupancy of operating properties in North America	90.9%
Percentage of annual rental revenue in effect from Megacampus™ platform	78%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%
Operating margin	69%
Adjusted EBITDA margin	70%
Percentage of leases containing annual rent escalations	97%

Weighted-average remaining lease term:
Top 20 tenants	9.7	years
All tenants	7.5	years

Strong 4Q25 tenant collections:
4Q25 tenant rents and receivables collected as of January 26, 2026	99.9%
Strong and flexible balance sheet with significant liquidity; top 15% credit rating ranking among all publicly traded U.S. REITs
•$20.75 billion in total market capitalization.
•$8.35 billion in total equity capitalization.
•Net debt and preferred stock to Adjusted EBITDA of 5.7x and fixed-charge coverage ratio of
3.7x for 4Q25 annualized.
•As of December 31, 2025
•Significant liquidity of $5.30 billion, or 3.7x of our debt maturities through 2028.
•Only 11% of our total debt matures through 2028.
•12.1 years weighted-average remaining term of debt, longest among S&P 500 REITs.
•Our fixed-rate debt represents 97.2% of our total debt, which provides predictability in debt servicing costs. Since 2021, our quarter-end fixed-rate debt has averaged 96.7%.
•Total debt and preferred stock to gross assets of 31%.
Solid leasing volume
•Leasing volume of 1.2 million RSF during 4Q25.
•Leasing of previously vacant space aggregating 393,376 RSF, up 98%, over the quarterly average over the last five quarters.
•Rental rates on renewals and re-leasing of space decreased by 9.9% and 5.2% (cash basis)
for 4Q25 and increased by 7.0% and 3.5% (cash basis) for 2025.
•82% of our leasing activity during the last twelve months was generated from our existing tenant base.

	4Q25	2025
Lease renewals and re-leasing of space:
Rental rate changes	(9.9)%	7.0%
Rental rate changes (cash basis)	(5.2)%	3.5%
RSF	821,289	2,543,473
Leasing of previously vacant space – RSF	393,376	944,362
Leasing of development and redevelopment space – RSF	6,279	704,821
Total leasing activity – RSF	1,220,944	4,192,656
Dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared of $0.72 per share for 4Q25, representing a 45% reduction from the quarterly dividend declared of $1.32 for 3Q25.
•The decision to reduce the declared dividend per common share reflects our commitment to maintaining the strength of our balance sheet, enhancing financial flexibility, and preserving liquidity of approximately $410 million on an annual basis, which will be used to support our
2026 capital plan.
•Significant net cash flows provided by operating activities after dividends retained for reinvestment aggregating $2.36 billion for the years ended December 31, 2021 through 2025.
•Dividend yield of 5.9% as of December 31, 2025 and dividend payout ratio of 33% for the three months ended December 31, 2025.
Successful execution of Alexandria’s capital recycling strategy
We exceeded the midpoint of our 2025 guidance for dispositions and sales of partial interests by completing $1.81 billion of funding, primarily from sales of non-core assets and land, as well as sales to owner/users. During 4Q25, we completed $1.47 billion of dispositions.

(dollars in millions)	Sales Price
YTD 3Q25	$341
4Q25	1,471
Total 2025 dispositions and sales of partial interests(1)	$1,812

Types of dispositions in 2025(1)	% of Sales Price
Land	21%
Non-stabilized properties	59
Stabilized properties	20
Total 2025 dispositions	100%
(1)Excludes the exchange of partial interests in two consolidated real estate joint ventures, Pacific Technology
Park and 199 East Blaine Street, during the three months ended September 30, 2025. Refer to ”2025 dispositions and sales of partial interests” in this Earnings Press Release for additional details.
•As of December 31, 2025, the book value of our real estate assets designated as held for sale aggregated $581.7 million. We expect to sell these assets in 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	2

Fourth Quarter and Year Ended December 31, 2025 Financial and Operating Results (continued)
December 31, 2025

Increased occupancy and leasing progress on temporary vacancy

Operating occupancy as of September 30, 2025	90.6%
Assets with vacancy designated as held for sale or sold during 4Q25	0.5
Early termination of one lease aggregating 170,618 RSF at 259 East Grand Avenue in South San Francisco, originally set to expire in early 2027, which is already fully re-leased to a new tenant with occupancy expected to commence in 2H26	(0.5)	(1)
Reclassification of 401 Park Avenue from redevelopment to operating upon our decision to pursue leasing as office space rather than convert to laboratory space	(0.3)
Other changes in occupancy, primarily due to the commencement of leases during 4Q25	0.6
Operating occupancy as of December 31, 2025	90.9
Key vacant space leased with future delivery	2.5	(2)
Operating occupancy as of December 31, 2025, including leased but not yet delivered space	93.4%

(1)Refer to “Guidance” in the Earnings Press Release for key considerations on 1Q26 guidance.
(2)Represents temporary vacancies as of December 31, 2025 aggregating 899,259 RSF, primarily in the Greater
Boston, San Francisco Bay Area, and Seattle markets, that are leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is approximately August 2026 and the expected annual rental revenue is approximately $52 million.
Key operating metrics

Operating metrics	4Q25		2025
(dollars in millions)
Net operating income (cash basis)	$1,985	(1)	$1,978
(Decrease) Increase compared to 4Q24 and 2024	(3.4)%	(2)	0.1%	(2)

Same property performance:
Net operating income changes	(6.0)%		(3.5)%
Net operating income changes (cash basis)	(1.7)%		0.9%
Occupancy – current-period average	91.0%		92.5%
Occupancy – same-period prior-year average	95.5%		95.2%
(1)Quarter annualized.
(2)Change in net operating income (cash basis) includes the impact of operating properties disposed of after
January 1, 2024. Excluding these dispositions, net operating income (cash basis) annualized for the three months ended December 31, 2025 and for the year ended December 31, 2025 would have increased by 1.4%
and 6.2%, respectively, compared to the corresponding periods in 2024.
Continued successful management and reduction of general and administrative expenses
•General and administrative expenses as a percentage of net operating income for the year ended December 31, 2025 were 5.6% — the lowest level in the past ten years for the
Company and approximately half the average of other S&P 500 REITs. In 2025, we realized cost reductions of $51.3 million, or 30%, compared to 2024, primarily from cost-control and efficiency initiatives. Some of these cost savings are temporary in nature, and we anticipate that approximately half of the cost reduction achieved in 2025 will continue in 2026.
•Compared to the general and administrative expenses for the year ended December 31,
2024, we expect to achieve a savings of $76 million of cumulative general and administrative expense in 2025 and 2026 based upon the midpoint of our guidance range for 2026 general and administrative expenses.
Reduction of capital spend and funding needs
•During 4Q25, we reduced future construction funding requirements across our active pipeline by: i) selling or designating as held for sale three projects and ii) pivoting one project to a lower investment strategy; enabling us to redeploy future construction savings and sale proceeds into opportunities aligned with our long‑term Megacampus™ strategy.
•We reduced the overall size of our future construction funding needs on current development and redevelopment projects by more than $300 million over the next few years.
•3% reduction in non-income-producing assets to 17% as a percentage of gross assets.
•We are evaluating business strategy for four additional projects.
Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $10 million commencing during 4Q25, with an additional $97 million of incremental annual net operating income anticipated to deliver by 4Q26 primarily from projects that are 86%
leased/negotiating
•During 4Q25, we placed into service one development project aggregating 139,979 RSF that is 100% occupied at 10075 Barnes Canyon Road in our Sorrento Mesa submarket and delivered incremental annual net operating income of $10 million.
•Annual net operating income (cash basis) from recently delivered projects is expected to increase by $26 million upon the burn-off of initial free rent, which has a weighted-average remaining period of approximately six months.
•77% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF		Leased/ Negotiating Percentage
(dollars in millions)
Expected to be placed into service:
2026	$97	(1)	699,933	(2)	86%	(3)
2027- 2028	123		1,614,994		51%
	$220
Projects under business strategy evaluation:
2026-2028	$113		1,248,227		8%
(1)Includes expected partial deliveries through 2026 from projects expected to stabilize in 2027-2028, including speculative future leasing that is not yet fully committed. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental
Information for additional details.
(2)Represents the RSF of projects expected to stabilize in 2026. Does not include RSF for partial deliveries through 2026 from projects expected to stabilize in 2027-2028.
(3)Represents the current leased/negotiating percentage of development and redevelopment projects that are expected to stabilize through 2026.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	3

Fourth Quarter and Year Ended December 31, 2025 Financial and Operating Results (continued)
December 31, 2025

Key capital events
•On December 8, 2025, we announced that our board of directors authorized a common stock repurchase program under which we may repurchase up to $500.0 million of our common stock through December 31, 2026. The new program replaces the prior repurchase authorization for up to $500.0 million that was set to expire on December 31, 2025. During
4Q25, no shares were repurchased.
•In January 2026, we repaid $300.0 million of 4.30% unsecured senior notes payable upon maturity. No gain or loss was incurred in connection with this repayment.
Investments
•As of December 31, 2025:
•Our non-real estate investments aggregated $1.50 billion.
•Unrealized gains presented in our consolidated balance sheet were $133.4 million, comprising gross unrealized gains and losses aggregating $184.4 million and $51.1 million, respectively.
•Investment loss of $3.9 million for 4Q25 presented in our consolidated statement of operations consisted of $21.1 million of realized gains, $103.3 million from a significant realized loss on one transaction, $98.5 million of unrealized gains, and $20.2 million of impairment charges.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	4

Guidance
December 31, 2025
(Dollars in millions, except per share amounts)

Based on our current view of existing market conditions and assumptions for the year ending December 31, 2026, our guidance for 2026 that was initially provided on December 3, 2025 has been reiterated as of January 26, 2026. Actual results may be materially higher or lower than these expectations. Our guidance for 2026 is subject to a number of variables and uncertainties, including, but not limited to, leasing velocity and overall tenant demand, actions and changes in policy by the current U.S. administration related to the regulatory environment, life science funding, the U.S. Food and Drug Administration and
National Institutes of Health, trade, and other areas. For additional discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated, refer to our discussion of
“forward-looking statements” on page 7 of the Earnings Press Release as well as our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Projected 2026 Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Funds from operations per share, as adjusted(1)	$6.25 to $6.55
Midpoint	$6.40

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2026(2)	87.7%	89.3%
Lease renewals and re-leasing of space:
Rental rate changes	(2.0)%	6.0%
Rental rate changes (cash basis)	(12.0)%	(4.0)%
Same property performance:
Net operating income	(9.5)%	(7.5)%
Net operating income (cash basis)	(9.5)%	(7.5)%
Straight-line rent revenue	$65	$95
General and administrative expenses	$134	$154
Capitalization of interest(3)	$225	$275
Interest expense	$230	$280
Realized gains on non-real estate investments(4)	$60	$90

Key Credit Metric Targets
Net debt and preferred stock to Adjusted EBITDA – 4Q26 annualized	5.6x to 6.2x
Fixed-charge coverage ratio – 4Q26 annualized	3.6x to 4.1x

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Reduction in debt(5)	$(1,075)	$(2,275)	$(1,675)
Net cash provided by operating activities after dividends	475	575	525
Dispositions and sales of partial interests (refer to page 6)(6)	2,100	3,700	2,900
Total sources of capital	$1,500	$2,000	$1,750
Uses of capital:
Construction	$1,500	$2,000	$1,750
Total uses of capital	$1,500	$2,000	$1,750
Reduction in debt (included above):
Repayment of unsecured notes payable with 2026 maturities(7)	$(650)	$(650)	$(650)
Unsecured senior line of credit, commercial paper, and other	(425)	(1,625)	(1,025)
Reduction in debt	$(1,075)	$(2,275)	$(1,675)
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details on key credit metrics.
(1)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Our guidance for operating occupancy percentage in North America as of December 31, 2026 assumes an approximate 2% benefit related to a range of assets with vacancy that could potentially be sold during 2026 and/or qualify for designation as held for sale by December 31, 2026 but that have not yet qualified for such designation as of December 31, 2025.
(3)Refer to “Capitalization of interest” in the Supplemental Information for additional details.
(4)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted. Excludes unrealized gains and losses and significant impairments realized on non-real estate investments, if any. Refer to
“Investments” in the Supplemental Information for additional details.
(5)Our debt repayment goals include repaying existing short-term borrowings, including amounts outstanding on our commercial paper program, repaying our 2026 unsecured senior note payable maturities aggregating $650 million, and potentially repaying other unsecured senior notes payable, including our 2027 maturity.
(6)We expect to achieve a weighted-average capitalization rate on our projected 2026 non-core operating dispositions (includes stabilized and non-stabilized properties and excludes land) in the 8.5%–9.5% range. We expect dispositions of land to represent 25%–35% of our total dispositions and sales of partial interests for the year ending December 31, 2026. We expect the remaining balance to include approximately 25%–35% core assets and 35%–45% non-core assets.
As of January 26, 2026, our share of pending transactions subject to non-refundable deposits, signed letters of intent, or purchase and sale agreement negotiations aggregated $180.7 million.
(7)In January 2026, we repaid $300.0 million of 4.30% unsecured senior notes payable upon maturity, funded temporarily with borrowings under our commercial paper program. We expect to repay these temporary borrowings with proceeds from future dispositions and sales of partial interests. No gain or loss was incurred in connection with this repayment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	5

Guidance (continued)
December 31, 2025

Key considerations for funds from operations and adjusted EBITDA for 1Q26
The following key considerations are expected to impact our quarterly funds from operations per share results in 1Q26. These items will also affect our Adjusted EBITDA beginning in
1Q26. As a result, we expect our net debt and preferred stock to Adjusted EBITDA ratio to temporarily increase in 1Q26 (on a quarter annualized basis) by approximately 1.0x to 1.5x higher than our 4Q25 annualized ratio of 5.7x. We expect this ratio to trend downward through the remainder of 2026 as we make progress on our disposition and sales of partial interests program, with a target net debt and preferred stock to Adjusted EBITDA ratio of 5.6x to 6.2x for 4Q26 annualized, which is unchanged from our initial 2026 guidance provided on December 3, 2025.
4Q25 Dispositions
•We completed $1.47 billion of dispositions during 4Q25. These dispositions had annual net operating income of $118 million (based on consolidated 3Q25 annualized results) with a weighted-average disposition date of December 9, 2025.  Refer to “2025 Dispositions and sales of partial interests” in the Earnings Press Release for additional details.
2026 key lease expirations with expected downtime
•There are key lease expirations primarily in our Greater Boston, San Francisco Bay Area, and San Diego markets, aggregating 1.2 million RSF, with a weighted‑average lease expiration date in April 2026 and annual rental revenue of $71 million. These leases are expected to become vacant upon expiration, and we anticipate downtime on these spaces to range from 6 to 24 months on a weighted‑average basis. 150,822 RSF has been leased or is under negotiations and we have identified prospective tenants or have early negotiations for another 468,470 RSF. We expect a decline in net operating income of approximately $14 million for the three months ending March 31, 2026, compared to the three months ended
December 31, 2025, related to the portion of these leases that are scheduled to expire in 1Q26, which includes operating expenses that will not be recoverable once the spaces become vacant. Refer to “Contractual lease expirations” in the Supplemental Information for additional details.
Certain items included in 4Q25 results not expected to reoccur in 1Q26
•During 4Q25, we terminated a lease at one property in our South San Francisco submarket aggregating 170,618 RSF, which had generated annual rental revenue of $11.4 million, ahead of its contractual lease expiration in early 2027. The termination allowed us to re-lease 100% of the space to a new tenant, with occupancy expected to commence in 2H26 following the completion of tenant improvements. As a result of the termination, we recognized incremental rental revenue of $8.4 million during 4Q25, primarily from a termination fee, net of the deferred rent balances written off.
•We recognized an asset management fee paid by our joint venture partner aggregating $7.0 million in connection with the disposition of 409 and 499 Illinois Street in 4Q25, which is included in other income. Other income in 4Q25 was $25.5 million, or 3.4% of total revenues, compared to an average of $19.5 million, or 2.5% of total revenues, for the preceding five quarters.
Potential tenant wind-downs
•Our 2026 guidance assumes reduction of rent in 2026 aggregating $20–$25 million (or approximately $6 million per quarter at the midpoint of the range) related to potential tenant wind-downs and downtime without immediate backfill.
General and administrative expenses
•General and administrative expenses for the year ended December 31, 2025 was $117.0 million and $28.0 million for the fourth quarter of 2025. Our guidance range for 2026 general and administrative expenses is $134 million to $154 million, with a midpoint of $144 million, or a quarterly average of approximately $36 million. Despite the anticipated increase in general and administrative expenses in 2026 compared to 2025, the midpoint of our guidance range for 2026 of $144 million, represents a 14% reduction compared to 2024, and cumulative anticipated savings aggregating $76 million for 2025 and 2026.
Realized gains on non-real estate investments
•Realized gains included in funds from operations per share – diluted, as adjusted, for the year ended December 31, 2025 were $115.7 million and $21.1 million for the fourth quarter of 2025. Our guidance range for 2026 realized gains on non-real estate investments is $60 million to $90 million, with a midpoint of $75 million (or a quarterly average of approximately $18.8 million). Refer to “Investments” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	6

2025 Dispositions and Sales of Partial Interests
December 31, 2025
(Dollars in thousands)

			Interest Sold	Square Footage		Capitalization Rate	Capitalization Rate (Cash Basis)	Price (Our Share)		Gain on Sales of Real Estate
Property	Submarket/Market	Date of Transaction		Operating	Future Development
Completed in YTD 3Q25, excluding exchange of partial interests (see below)								$340,871		$13,241	(1)

Completed in 4Q25:
Stabilized properties:
550 Arsenal Street(2)	Cambridge/Inner Suburbs/Greater Boston	10/15/25	100%	249,275	281,592	6.1%	5.4%	99,250		—
6260 Sequence Drive	Sorrento Mesa/San Diego	12/16/25	100%	130,536	—	7.2%	7.1%	70,000		—
5600 Avenida Encinas	Other/San Diego	12/17/25	100%	182,276	—	5.5%	5.3%	64,100		—
601 Keystone Park Drive	Research Triangle/Research Triangle	10/3/25	100%	77,595	—	9.7%	8.7%	24,879		4,362
Other stabilized properties	Various			307,142	—			103,079		—
								361,308
Properties with vacancy or significant near-term capital requirements:
601, 611, 651, 681, 685, 701, and 751 Gateway Boulevard	South San Francisco/San Francisco Bay Area	12/30/25	(3)	1,104,826	528,684	N/A		283,173	(3)	—	(3)
ARE Nautilus	Torrey Pines/San Diego	12/10/25	100%	218,640	—			192,000	(4)	86,260
409 and 499 Illinois Street	Mission Bay/San Francisco Bay Area	12/17/25	25%	466,297	—			180,273	(5)	416,749	(5)
14 TW Alexander Drive	Research Triangle/Research Triangle	11/20/25	100%	173,820	—			155,000	(6)	78,489
4767 Nexus Center Drive	University Town Center/San Diego	12/31/25	100%	65,280	—			50,000	(7)	15,330
Alexandria Center for Life Science – Long Island City	New York City/New York City	12/19/25	100%	179,100	—			34,500		—
Other non-stabilized properties	Various			469,992	117,227			97,183		746
								992,129
Land:
9363, 9373, and 9393 Towne Centre Drive	University Town Center/San Diego	12/18/25	100%	—	230,000	N/A		40,000		17,978
285, 299, 307, and 345 Dorchester Avenue	Seaport Innovation District/Greater Boston	12/30/25	60%	—	1,040,000			33,500		—
3029 East Cornwallis Road	Research Triangle/Research Triangle	12/31/25	100%	—	600,000			29,500		—
Other land parcels	Various			—	211,232			14,900		—
								117,900
Total dispositions completed in 4Q25								1,471,337	(8)	619,914

Total completed 2025 dispositions and sales of partial interests, excluding exchange of partial interests (see below)								$1,812,208		$633,155

Exchange of partial interests
Disposition of Pacific Technology Park	Sorrento Mesa/San Diego	9/9/25	50%	544,352	—	N/A		$96,000		$9,290
Acquisition of 199 East Blaine Street	Lake Union/Seattle	9/9/25	70%	115,084	—			(94,430)
Difference in sales price received in cash								$1,570

(1)Excludes a gain on sale of interest related to an unconsolidated real estate joint venture of $458 thousand, which is classified as equity in earnings of unconsolidated real estate joint ventures in our consolidated statement of operations.
(2)Represents a retail shopping center with future development opportunity. We originally acquired the property in 2021 with the intent to demolish the retail center and develop it into laboratory space. However, due to the project’s financial outlook and the substantial capital that development would have required, we decided to recycle the capital generated by the disposition into our development and redevelopment pipeline.
(3)We held a 50% ownership interest at 601, 611, 651, 681, 685, and 701 Gateway Boulevard and a 51% interest at 751 Gateway Boulevard. At the time of sale, these properties had operating and redevelopment properties occupancy of
62%, with a weighted-average lease term of 5.1 years. Due to macroeconomic conditions in South San Francisco, including significant new supply, lower life science tenant demand, and ongoing challenges leasing both laboratory and office space, we reassessed the project’s financial outlook and the substantial capital required to lease vacant space and to complete the redevelopment of 651 Gateway Boulevard and future development opportunities. As a result, we sold the consolidated joint ventures for a gross price of $600.0 million ($560.4 million net of seller credits and sales costs), of which our share of the price (after seller credits) was $283.2 million.
(4)Represents the sale of a non-stabilized campus located outside of a Megacampus ecosystem. At the time of sale, the campus was 76% occupied, with a weighted-average remaining lease term of less than four years. Given our strategy to invest into our Megacampus and the significant near‑term capital required to re‑stabilize the asset, we decided to reinvest the disposition proceeds into other projects with greater value-creation opportunities.
(5)Represents two life science buildings in which we held a 25% ownership interest. At the time of sale, the properties were 40% occupied, with a weighted-average remaining lease term of 8.3 years. These properties were sold by the joint venture to an existing tenant following its exercise of a purchase right included in its lease agreement. The gross sales price was $767.1 million ($721.1 million net of seller credits and sales costs), of which our share of the price (after seller credits) was $180.3 million. Our share of gain on sales of real estate was $103.9 million.
(6)Represents a non-stabilized property that was sold to a user.
(7)We provided seller financing of $33.0 million.
(8)Our share of dispositions completed during the three months ended December 31, 2025 had annual net operating income of $93 million (based on 3Q25 annualized results) with a weighted-average disposition date of December 9, 2025.
Total consolidated annual net operating income related to these dispositions, including our partners’ share, is $118 million (based on 3Q25 annualized results).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	7

Earnings Call Information and About the Company
December 31, 2025

We will host a conference call on Tuesday, January 27, 2026, at 2:00 p.m. Eastern Time (“ET”)/11:00 a.m. Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2025. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 2:00 p.m. ET/11:00 a.m. PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 4:00 p.m. ET/1:00 p.m.
PT on Tuesday, January 27, 2026. The replay number is (855) 669-9658 or (412) 317-0088, and the access code is 4730896.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2025 is available in the “For Investors” section of our website at
www.are.com or by following this link: https://www.are.com/fs/2025q4.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; or Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of December 31, 2025, Alexandria has a total market capitalization of $20.75 billion and an asset base in North America that includes 35.9 million RSF of operating properties and 3.5 million RSF of Class A/A+ properties undergoing construction. Alexandria has a long-standing and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2026 earnings per share, projected 2026 funds from operations per share, projected 2026 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,”
“guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our
SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria
Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	8

Consolidated Statements of Operations
December 31, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended						Year Ended
	12/31/25		9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Revenues:
Income from rentals	$728,872		$735,849	$737,279	$743,175	$763,249	$2,945,175	$3,049,706
Other income	25,542	(1)	16,095	24,761	14,983	25,696	81,381	66,688
Total revenues	754,414		751,944	762,040	758,158	788,945	3,026,556	3,116,394

Expenses:
Rental operations	232,543		239,234	224,433	226,395	240,432	922,605	909,265
General and administrative	28,020		29,224	29,128	30,675	32,730	117,047	168,359
Interest	65,674		54,852	55,296	50,876	55,659	226,698	185,838
Depreciation and amortization	322,063		340,230	346,123	342,062	330,108	1,350,478	1,202,380
Impairment of real estate	1,717,188	(2)	323,870	129,606	32,154	186,564	2,202,818	223,068
Loss on early extinguishment of debt	—		107	—	—	—	107	—
Total expenses	2,365,488		987,517	784,586	682,162	845,493	4,819,753	2,688,910

Equity in (losses) earnings of unconsolidated real estate joint ventures	(304)		201	(9,021)	(507)	6,635	(9,631)	7,059
Investment (loss) income	(3,890)		28,161	(30,622)	(49,992)	(67,988)	(56,343)	(53,122)
Gain on sales of real estate	619,914	(2)	9,366	—	13,165	101,806	642,445	129,312
Net (loss) income	(995,354)		(197,845)	(62,189)	38,662	(16,095)	(1,216,726)	510,733
Net income attributable to noncontrolling interests	(85,521)	(2)	(34,909)	(44,813)	(47,601)	(46,150)	(212,844)	(187,784)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(1,080,875)		(232,754)	(107,002)	(8,939)	(62,245)	(1,429,570)	322,949
Net income attributable to unvested restricted stock awards	(965)		(2,183)	(2,609)	(2,660)	(2,677)	(8,417)	(13,394)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(1,081,840)		$(234,937)	$(109,611)	$(11,599)	$(64,922)	$(1,437,987)	$309,555

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(6.35)		$(1.38)	$(0.64)	$(0.07)	$(0.38)	$(8.44)	$1.80
Diluted	$(6.35)		$(1.38)	$(0.64)	$(0.07)	$(0.38)	$(8.44)	$1.80

Weighted-average shares of common stock outstanding:
Basic	170,394		170,181	170,135	170,522	172,262	170,307	172,071
Diluted	170,394		170,181	170,135	170,522	172,262	170,307	172,071

Dividends declared per share of common stock	$0.72		$1.32	$1.32	$1.32	$1.32	$4.68	$5.19
(1)Includes an asset management fee paid by our joint venture partner of $7.0 million, which was recognized in connection with the disposition of 409 and 499 Illinois Street. Refer to “2025 dispositions and sales of partial interests” in the
Earnings Press Release for additional details.
(2)Refer to footnote 1 and 2 in “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	9

Consolidated Balance Sheets
December 31, 2025
(In thousands)

	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Assets
Investments in real estate	$28,689,996	$31,743,917	$32,160,600	$32,121,712	$32,110,039
Investments in unconsolidated real estate joint ventures	30,677	39,601	40,234	50,086	39,873
Cash and cash equivalents	549,062	579,474	520,545	476,430	552,146
Restricted cash	4,693	4,705	7,403	7,324	7,701
Tenant receivables	6,672	6,409	6,267	6,875	6,409
Deferred rent	1,179,403	1,257,378	1,232,719	1,210,584	1,187,031
Deferred leasing costs	458,311	505,241	491,074	489,287	485,959
Investments	1,501,249	1,537,638	1,476,696	1,479,688	1,476,985
Other assets	1,661,772	1,700,785	1,688,091	1,758,442	1,661,306
Total assets	$34,081,835	$37,375,148	$37,623,629	$37,600,428	$37,527,449

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$—	$—	$153,500	$150,807	$149,909
Unsecured senior notes payable	12,047,394	12,044,999	12,042,607	12,640,144	12,094,465
Unsecured senior line of credit and commercial paper	353,161	1,548,542	1,097,993	299,883	—
Accounts payable, accrued expenses, and other liabilities	2,397,073	2,432,726	2,360,840	2,281,414	2,654,351
Dividends payable	127,771	230,603	229,686	228,622	230,263
Total liabilities	14,925,399	16,256,870	15,884,626	15,600,870	15,128,988

Commitments and contingencies

Redeemable noncontrolling interests	58,788	58,662	9,612	9,612	19,972

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,705	1,703	1,701	1,701	1,722
Additional paid-in capital	15,497,760	16,669,802	17,200,949	17,509,148	17,933,572
Accumulated other comprehensive loss	(29,395)	(32,203)	(27,415)	(46,202)	(46,252)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	15,470,070	16,639,302	17,175,235	17,464,647	17,889,042
Noncontrolling interests	3,627,578	4,420,314	4,554,156	4,525,299	4,489,447
Total equity	19,097,648	21,059,616	21,729,391	21,989,946	22,378,489
Total liabilities, noncontrolling interests, and equity	$34,081,835	$37,375,148	$37,623,629	$37,600,428	$37,527,449

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	10

Funds From Operations and Funds From Operations per Share
December 31, 2025
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to
Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/25		9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(1,081,840)		$(234,937)	$(109,611)	$(11,599)	$(64,922)	$(1,437,987)	$309,555
Depreciation and amortization of real estate assets	319,865		338,182	343,729	339,381	327,198	1,341,157	1,191,524
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(39,942)		(45,327)	(36,047)	(33,411)	(34,986)	(154,727)	(129,711)
Our share of depreciation and amortization from unconsolidated real estate JVs	855		852	942	1,054	1,061	3,703	4,238
Gain on sales of real estate	(307,132)	(1)	(9,824)	—	(13,165)	(100,109)	(330,121)	(127,615)
Impairment of real estate – rental properties and land	1,439,303	(2)	323,870	131,090	—	184,532	1,894,263	192,455
Allocation to unvested restricted stock awards	(1,903)		(1,648)	(1,222)	(686)	(1,182)	(5,681)	(8,696)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	329,206		371,168	328,881	281,574	311,592	1,310,607	1,431,750
Unrealized (gains) losses on non-real estate investments	(98,548)		(18,515)	21,938	68,145	79,776	(26,980)	112,246
Significant realized losses on non-real estate investments	103,329	(4)	—	—	—	—	103,329	—
Impairment of non-real estate investments	20,181	(5)	25,139	39,216	11,180	20,266	95,716	58,090
Impairment of real estate	12,619	(2)	—	7,189	32,154	2,032	51,962	30,613
Loss on early extinguishment of debt	—		107	—	—	—	107	—
Acceleration of stock compensation expense due to executive officer resignation	2,455	(6)	—	—	—	—	2,455	—
(Decrease) increase in provision for expected credit losses on financial instruments	(341)		—	—	285	(434)	(56)	(434)
Allocation to unvested restricted stock awards	(363)		(74)	(794)	(1,329)	(1,407)	(2,476)	(3,188)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$368,538		$377,825	$396,430	$392,009	$411,825	$1,534,664	$1,629,077

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Excludes our partner’s share of gain on sale of real estate aggregating $312.8 million at our consolidated real estate joint venture at 409 and 499 Illinois Street.
(2)During 4Q25, we finalized the Company’s 2025 capital plan and established an initial 2026 capital plan to fund 2026 construction primarily through the sale of land and non-core real estate assets. As a result, we recognized the following impairment charges to reduce the carrying amounts of certain assets to their estimated fair values less cost to sell:

Property	Submarket	Impairment (ARE Share)	Asset Type
Assets designated as held for sale and sold in 4Q25:
601, 611, 651, 681, 685, 701, and 751 Gateway Boulevard (50% and 51% consolidated JVs)	South San Francisco	$205,957	Non-stabilized
285, 299, 307, and 345 Dorchester Avenue (60% consolidated JV)	Seaport Innovation District	149,720	Land
3029 East Cornwallis Road	Research Triangle	82,540	Land
1290 and 1300 Rancho Conejo Boulevard and 2101 Corporate Center Drive	Non-cluster	68,566	Non-stabilized
Assets designated as held for sale in 4Q25 and expected to be sold in 2026:
88 Bluxome Street	SoMa	333,446	Land
100 Edwin H. Land Boulevard	Cambridge	156,370	Land
3825 and 3875 Fabian Way	Greater Stanford	144,682	Stabilized/land
Montreal	Canada	107,056	Non-stabilized
One Hampshire Street	Cambridge	105,694	Non-stabilized
Other non-core assets designated as held for sale in 4Q25		97,891
		1,451,922
Noncontrolling interest’s share of impairment in real estate from consolidated real estate JVs		265,266
Consolidated impairment of real estate		$1,717,188
(3)Calculated in accordance with standards established by the Nareit Board of Governors.
(4)In November 2025, we contributed certain publicly traded securities to an unconsolidated joint venture, which resulted in a realized loss of $103.3 million on one transaction that was previously reflected as unrealized losses within investment income in our consolidated statement of operations. The unconsolidated joint venture sold these securities and distributed $39.9 million to us in December 2025.
(5)Primarily related to two non-real estate investments in privately held entities that do not report NAV.
(6)Relates to the resignation of an executive officer, Daniel J. Ryan, from his position as Co-President & Regional Marketing Director – San Diego.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	11

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2025
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(6.35)	$(1.38)	$(0.64)	$(0.07)	$(0.38)	$(8.44)	$1.80
Depreciation and amortization of real estate assets	1.65	1.73	1.81	1.80	1.70	6.99	6.20
Gain on sales of real estate	(1.80)	(0.06)	—	(0.08)	(0.58)	(1.94)	(0.74)
Impairment of real estate – rental properties and land	8.45	1.90	0.77	—	1.07	11.12	1.12
Allocation to unvested restricted stock awards	(0.02)	(0.01)	(0.01)	—	—	(0.04)	(0.06)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.93	2.18	1.93	1.65	1.81	7.69	8.32
Unrealized (gains) losses on non-real estate investments	(0.58)	(0.11)	0.13	0.40	0.46	(0.16)	0.65
Significant realized losses on non-real estate investments	0.61	—	—	—	—	0.62	—
Impairment of non-real estate investments	0.12	0.15	0.23	0.07	0.12	0.56	0.34
Impairment of real estate	0.07	—	0.04	0.19	0.01	0.30	0.18
Acceleration of stock compensation expense due to executive officer resignation	0.01	—	—	—	—	0.01	—
Allocation to unvested restricted stock awards	—	—	—	(0.01)	(0.01)	(0.01)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.16	$2.22	$2.33	$2.30	$2.39	$9.01	$9.47

Weighted-average shares of common stock outstanding – diluted
Earnings per share – diluted	170,394	170,181	170,135	170,522	172,262	170,307	172,071
Funds from operations – diluted, per share	170,504	170,305	170,192	170,599	172,262	170,390	172,071
Funds from operations – diluted, as adjusted, per share	170,504	170,305	170,192	170,599	172,262	170,390	172,071
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	13

Company Profile
December 31, 2025

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland,
Research Triangle, and New York City.
As of December 31, 2025, Alexandria has a total market capitalization of
$20.75 billion and an asset base in North America that includes 35.9 million RSF of operating properties and 3.5 million RSF of Class A/A+ properties undergoing construction.
Alexandria has a long-standing and proven track record of developing Class A/A+
properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit
www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and long-standing relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 59 individuals averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 15 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Hunter L. Kass	Hart Cole
Co-President & Regional Market Director – Greater Boston	Co-President & Co-Regional Market Director – Seattle

Marc E. Binda	Lawrence J. Diamond
Chief Financial Officer & Treasurer	Co-Chief Operating Officer & Regional Market Director – Maryland

Joseph Hakman	Jesse J. Nelson
Co-Chief Operating Officer & Chief Strategic Transactions Officer	EVP – Regional Market Director – San Francisco

Michael E. Boss	Bret E. Gossett
EVP – Co-Regional Market Director – San Diego	EVP – Co-Regional Market Director & Head of Leasing – San Diego

Blake L. Stevens	Joshua J. Mitchell
EVP – Regional Market Director – Research Triangle	EVP – Regional Market Director – New York

Hallie E. Kuhn	Jenna R. Foger
EVP – Capital Markets & Co-Lead – Life Science	EVP – Co-Lead – Life Science

Jackie B. Clem	Gary D. Dean
General Counsel & Secretary	EVP – Real Estate Legal Affairs

Andres R. Gavinet	Onn C. Lee
Chief Accounting Officer	EVP – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
EVP – Business Operations	EVP – Talent Management

Gregory C. Thomas
EVP – Chief Technology Officer

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	14

Investor Information
December 31, 2025

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BMO	CFRA	Green Street	RBC Capital Markets
John Kim / Juan Sanabria	Nathan Schmidt	Dylan Burzinski	Michael Carroll
(212) 885-4115 / (312) 845-4074	(646) 517-1144	(949) 640-8780	(440) 715-2649

BNP Paribas Exane	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Nate Crossett / Monir Koummal	Nicholas Joseph / Seth Bergey	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-2066	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BofA Securities	Citizens	Jefferies
Farrell Granath / Jeff Spector	Aaron Hecht / Linda Fu	Joe Dickstein / Katie Elders
(646) 855-1351 / (646) 855-1363	(415) 835-3963 / (415) 869-4411	(212) 778-8771 / (917) 421-1968

BTIG, LLC	Deutsche Bank AG	Mizuho Securities USA LLC
Tom Catherwood / Michael Tompkins	Tayo Okusanya / Samuel Ohiomah	Vikram Malhotra / Jyoti Yadav
(212) 738-6140 / (212) 527-3566	(212) 250-9284 / (212) 250-0057	(212) 282-3827 / (212) 471-2683

Cantor Fitzgerald	Evercore ISI	Morgan Stanley & Co. LLC
Richard Anderson / Jeffrey Carr	Steve Sakwa / James Kammert	Ronald Kamdem / Derrick Metzler
(929) 441-6927 / (929) 709-0434	(212) 446-9462 / (312) 705-4233	(212) 296-8319 / (212) 761-3366

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Ishaan Pandya	Mark Streeter / Tyler Schachner	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-2970	(212) 834-5086 / (212) 834-2238		(212) 438-2508

CreditSights	Mizuho Securities USA LLC
Nicholas Moglia	Thierry Perrein
(212) 340-3886	(212) 205-7665

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	15

Financial and Asset Base Highlights
December 31, 2025
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Selected financial data from consolidated financial statements and related information
Rental revenues	$538,330	$541,070	$553,377	$552,112	$566,535
Tenant recoveries	$190,542	$194,779	$183,902	$191,063	$196,714
General and administrative expenses	$28,020	$29,224	$29,128	$30,675	$32,730
General and administrative expenses as a percentage of net operating income – trailing 12 months	5.6%	5.7%	6.3%	6.9%	7.6%
Operating margin	69%	68%	71%	70%	70%
Adjusted EBITDA margin	70%	71%	71%	71%	72%
Adjusted EBITDA – quarter annualized	$2,097,444	$2,130,008	$2,174,160	$2,165,632	$2,273,480
Adjusted EBITDA – trailing 12 months	$2,141,811	$2,185,820	$2,208,226	$2,218,722	$2,228,921

Net debt at end of period	$11,921,114	$13,085,745	$12,844,726	$12,687,856	$11,762,176
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.7x	6.1x	5.9x	5.9x	5.2x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x	6.0x	5.8x	5.7x	5.3x

Total debt and preferred stock at end of period	$12,400,555	$13,593,541	$13,294,100	$13,090,834	$12,244,374
Gross assets at end of period	$40,209,360	$43,791,893	$43,770,007	$43,486,989	$43,152,628
Total debt and preferred stock to gross assets at end of period	31%	31%	30%	30%	28%

Fixed-charge coverage ratio – quarter annualized	3.7x	3.9x	4.1x	4.3x	4.3x
Fixed-charge coverage ratio – trailing 12 months	4.0x	4.1x	4.3x	4.4x	4.5x
Unencumbered net operating income as a percentage of total net operating income	100.0%	100.0%	99.7%	99.8%	99.9%

Closing stock price at end of period	$48.94	$83.34	$72.63	$92.51	$97.55
Common shares outstanding (in thousands) at end of period	170,538	170,339	170,146	170,130	172,203
Total equity capitalization at end of period	$8,346,123	$14,196,059	$12,357,709	$15,738,715	$16,798,446
Total market capitalization at end of period	$20,746,678	$27,789,600	$25,651,809	$28,829,549	$29,042,820

Dividend per share – quarter/annualized	$0.72/$2.88	$1.32/$5.28	$1.32/$5.28	$1.32/$5.28	$1.32/$5.28
Dividend payout ratio for the quarter	33%	60%	57%	57%	55%
Dividend yield – annualized	5.9%	6.3%	7.3%	5.7%	5.4%

Amounts related to operating leases:
Operating lease liabilities at end of period	$360,543	$361,986	$363,419	$371,412	$507,127
Rent expense	$8,566	$10,645	$12,139	$11,666	$10,685

Capitalized interest	$81,845	$86,091	$82,423	$80,065	$81,586
Average real estate basis capitalized during the period	$8,046,984	$8,407,332	$8,107,180	$8,026,566	$8,118,010
Weighted-average interest rate for capitalization of interest during the period	4.07%	4.10%	4.07%	3.99%	4.02%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	16

Financial and Asset Base Highlights (continued)
December 31, 2025
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/25		9/30/25	6/30/25	3/31/25	12/31/24
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$14,096		$18,821	$18,536	$22,023	$17,653
Amortization of acquired below-market leases	$5,889		$6,456	$10,196	$15,222	$15,512
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$5,264		$5,455	$2,401	$1,651	$1,214
Straight-line rent expense on ground leases	$116		$114	$87	$149	$1,021
Cash payment for ground lease extension	$—		$—	$—	$(135,000)	$(135,000)
Stock compensation expense	$8,232		$10,293	$12,530	$10,064	$12,477
Amortization of loan fees	$4,481		$4,505	$4,615	$4,691	$4,620
Amortization of debt discounts	$327		$325	$335	$349	$333
Non-revenue-enhancing capital expenditures:
Building improvements	$4,372		$3,948	$4,622	$3,789	$4,313
Tenant improvements and leasing commissions	$26,494		$16,707	$23,971	$73,483	$81,918
Funds from operations attributable to noncontrolling interests	$77,922		$80,236	$80,860	$81,012	$76,111
Operating statistics and related information (at end of period)
Number of properties – North America	340		375	384	386	391
RSF – North America (including development and redevelopment projects under construction)	39,449,372		42,887,964	43,699,922	43,687,343	44,124,001
Total square footage – North America	59,382,079		66,417,026	67,220,337	68,518,184	69,289,411
Annual rental revenue per occupied RSF – North America	$59.97		$58.94	$58.68	$58.38	$56.98
Occupancy of operating properties – North America	90.9%	(1)	90.6%	90.8%	91.7%	94.6%
Occupancy of operating and redevelopment properties – North America	86.9%		85.8%	86.2%	86.9%	89.7%
Weighted-average remaining lease term (in years)	7.5		7.5	7.4	7.6	7.5
Total leasing activity – RSF	1,220,944		1,171,344	769,815	1,030,553	1,310,999
Lease renewals and re-leasing of space – change in new rental rates over expiring rates:
Rental rate changes	(9.9)%		15.2%	5.5%	18.5%	18.1%
Rental rate changes (cash basis)	(5.2)%		6.1%	6.1%	7.5%	3.3%
RSF (included in total leasing activity above)	821,289		354,367	483,409	884,408	1,024,862
Previously vacant leasing activity – RSF	393,376		256,633	154,638	139,715	273,138
Top 20 tenants:
Annual rental revenue	$725,559		$768,528	$795,244	$754,354	$741,965
Annual rental revenue from investment-grade or publicly traded large cap tenants	84%		90%	89%	87%	92%
Weighted-average remaining lease term (in years)	9.7		9.4	9.4	9.6	9.3
Same property performance – percentage change over comparable quarter from prior year:
Net operating income changes	(6.0)%	(2)	(6.0)%	(5.4)%	(3.1)%	0.6%
Net operating income changes (cash basis)	(1.7)%	(2)	(3.1)%	2.0%	5.1%	6.3%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Refer to page 2 in the Earnings Press Release and “Summary of properties and occupancy” in the Supplemental Information for additional details.
(2)Refer to “Same property performance” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	17

High-Quality and Diverse Client Base
December 31, 2025

Stable Cash Flows From Our High-Quality and Diverse Mix of Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
84%

of ARE’s Top 20 Tenant Annual Rental Revenue

53%

of ARE’s Total Annual Rental Revenue

Life Science Product,
Service, and Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Other(1)
Advanced
Technologies(2)
Public
Biotechnology –
Preclinical or
Clinical Stage
Government
Institutions
Biomedical
Institutions(3)
Private
Biotechnology
Percentage of ARE’s Annual Rental Revenue
As of December 31, 2025. Annual rental revenue represents amounts in effect as of December 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by professional services, finance, construction/real estate companies, and retail-related tenants.
(2)71% of our annual rental revenue from advanced technologies tenants is from investment-grade or publicly traded large cap tenants.
(3)82% of our annual rental revenue from biomedical institutions is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	18

Key Operating Metrics
December 31, 2025

Same Property Performance: Net Operating Income Changes		Rental Rate Growth: Renewed/Re-Leased Space

Margins(1)		Favorable Lease Structure(2)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
69%	70%	Increasing cash flows
		Percentage of leases containing annual rent escalations	97%
		Stable cash flows
Long-Duration Lease Terms(3)		Percentage of triple net leases	92%

9.7 Years	7.5 Years	Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	92%
Top 20 Tenants	All Tenants
(3.5)%

2024	2025

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)For the three months ended December 31, 2025.
(2)Percentages calculated based on our annual rental revenue in effect as of December 31, 2025.
(3)Represents the weighted-average remaining term based on annual rental revenue in effect as of December 31, 2025.

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Same Property Performance
December 31, 2025
(Dollars in thousands)

	December 31, 2025				December 31, 2025
Same Property Financial Data	Three Months Ended	Year Ended		Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:				Number of same properties	286	282
Net operating income changes	(6.0)%	(3.5)%		Rentable square feet	30,622,240	29,774,548
Net operating income changes (cash basis)	(1.7)%	0.9%	(1)	Occupancy – current-period average	91.0%	92.5%
Operating margin	67%	68%		Occupancy – same-period prior-year average	95.5%	95.2%

	Three Months Ended December 31,					Year Ended December 31,
	2025	2024	$ Change	% Change		2025	2024	$ Change	% Change
Income from rentals:
Same properties	$425,975	$451,251	$(25,276)	(5.6)%		$1,687,734	$1,732,019	$(44,285)	(2.6)%
Non-same properties	112,355	115,284	(2,929)	(2.5)		497,155	572,320	(75,165)	(13.1)
Rental revenues	538,330	566,535	(28,205)	(5.0)		2,184,889	2,304,339	(119,450)	(5.2)

Same properties	163,222	160,984	2,238	1.4		627,224	594,471	32,753	5.5
Non-same properties	27,320	35,730	(8,410)	(23.5)		133,062	150,896	(17,834)	(11.8)
Tenant recoveries	190,542	196,714	(6,172)	(3.1)		760,286	745,367	14,919	2.0

Income from rentals	728,872	763,249	(34,377)	(4.5)		2,945,175	3,049,706	(104,531)	(3.4)

Same properties	793	335	458	136.7		1,791	1,267	524	41.4
Non-same properties	24,749	25,361	(612)	(2.4)		79,590	65,421	14,169	21.7
Other income	25,542	25,696	(154)	(0.6)		81,381	66,688	14,693	22.0

Same properties	589,990	612,570	(22,580)	(3.7)		2,316,749	2,327,757	(11,008)	(0.5)
Non-same properties	164,424	176,375	(11,951)	(6.8)		709,807	788,637	(78,830)	(10.0)
Total revenues	754,414	788,945	(34,531)	(4.4)		3,026,556	3,116,394	(89,838)	(2.9)

Same properties	195,291	192,768	2,523	1.3		752,481	706,904	45,577	6.4
Non-same properties	37,252	47,664	(10,412)	(21.8)		170,124	202,361	(32,237)	(15.9)
Rental operations	232,543	240,432	(7,889)	(3.3)		922,605	909,265	13,340	1.5

Same properties	394,699	419,802	(25,103)	(6.0)		1,564,268	1,620,853	(56,585)	(3.5)
Non-same properties	127,172	128,711	(1,539)	(1.2)		539,683	586,276	(46,593)	(7.9)
Net operating income	$521,871	$548,513	$(26,642)	(4.9)%	(2)	$2,103,951	$2,207,129	$(103,178)	(4.7)%	(2)

Net operating income – same properties	$394,699	$419,802	$(25,103)	(6.0)%		$1,564,268	$1,620,853	$(56,585)	(3.5)%
Straight-line rent revenue	(5,296)	(21,637)	16,341	(75.5)		(25,078)	(94,232)	69,154	(73.4)
Amortization of acquired below-market leases and deferred revenue related to tenant-funded and -built landlord improvements	(9,503)	(11,504)	2,001	(17.4)		(36,763)	(37,512)	749	(2.0)
Net operating income – same properties (cash basis)	$379,900	$386,661	$(6,761)	(1.7)%		$1,502,427	$1,489,109	$13,318	0.9%
Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.
(1)Includes the impact of initial free rent concessions that burned off after January 1, 2024 for development and redevelopment projects that were placed into service in 2023, and accordingly are part of our same property pool for the year ended December 31, 2025, including at 325 Binney Street in our Cambridge submarket and 15 Necco Street in our Seaport Innovation District submarket. Excluding the impact of these initial free rent concessions, same property net operating income (cash basis) for the year ended December 31, 2025 would have decreased by 1.4%.
(2)Decrease in net operating income includes the impact of operating properties disposed of after January 1, 2024. Excluding these dispositions, net operating income for the three months ended December 31, 2025 and the year ended
December 31, 2025 would have decreased by 1.7%, and would have increased by 0.9%, respectively, compared to the corresponding periods in 2024.

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Leasing Activity
December 31, 2025
(Dollars per RSF)

	Three Months Ended				Year Ended		Year Ended
	December 31, 2025				December 31, 2025		December 31, 2024
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	(9.9)%	(2)	(5.2)%	(2)	7.0%	3.5%	16.9%	7.2%
New rates	$38.58		$42.11		$52.71	$53.66	$65.48	$64.18
Expiring rates	$42.82		$44.44		$49.27	$51.87	$56.01	$59.85
RSF	821,289				2,543,473		3,888,139
Tenant improvements/leasing commissions	$32.26				$55.34		$46.89
Weighted-average lease term	5.9 years				9.0 years		8.5 years

Previously vacant/developed/redeveloped space leased(3)
New rates	$64.08		$62.55		$72.30	$67.56	$59.44	$57.34
Previously vacant RSF	393,376				944,362		672,474
Developed/redeveloped RSF	6,279				704,821		493,341
Weighted-average lease term	8.8 years				13.8 years		10.0 years

Leasing activity summary (totals):
New rates	$46.93		$48.80		$60.42	$59.13	$64.16	$62.68
RSF	1,220,944				4,192,656		5,053,954
Weighted-average lease term	7.6 years				11.9 years		8.9 years

Lease expirations(1)
Expiring rates	$44.66		$46.13		$54.22	$55.56	$53.82	$57.24
RSF	911,029				4,460,081		5,005,638
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 58,516 RSF and 136,131 RSF as of December 31, 2025 and 2024, respectively. During the year ended December 31, 2025, we granted free rent concessions averaging 1.5 months per annum.
(2)Includes (i) a one-year lease extension aggregating 247,743 RSF with an investment-grade-rated government institution tenant at an office property in Canada and (ii) a 7.4-year lease aggregating 83,354 RSF with an anchor tenant at one property in our Sorrento Mesa submarket. At acquisition, the office property in Canada was originally targeted for a future change in use, but we instead renewed the existing tenant through the beginning of 2027, with no incremental capital investment. We continue to evaluate business strategy for this property, including the potential sale of the asset, subject to market conditions. Excluding these leases, rental rates for renewed and re-leased space for the three months ended December 31, 2025 increased by 4.6% and decreased by 5.0% (cash basis).
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.

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Leasing Activity – Tenant Mix
December 31, 2025

Alexandria’s Leasing Volume Is Driven
by Our Diverse Tenant Mix
Life Science
Product, Service,
and Device
Life Science
Product, Service,
and Device
Multinational
Pharmaceutical
Public
Biotechnology
Multinational
Pharmaceutical
4Q25
2025
Private
Biotechnology
Public
Biotechnology
Other
Advanced
Technology
Other
Biomedical
Institutions
Private
Biotechnology
Advanced
Technology
Biomedical
Institutions

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Contractual Lease Expirations
December 31, 2025

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2026 (2)	2,900,665	9.3%	$52.73	8.2%
2027	3,220,834	10.3%	$54.52	9.4%
2028	3,848,085	12.4%	$51.80	10.7%
2029	1,741,417	5.6%	$46.91	4.4%
2030	2,482,633	8.0%	$43.28	5.7%
2031	3,550,982	11.4%	$54.17	10.3%
2032	864,810	2.8%	$58.02	2.7%
2033	2,164,696	6.9%	$50.94	5.9%
2034	2,733,787	8.8%	$67.66	9.9%
2035	1,042,126	3.3%	$57.39	3.2%
Thereafter	6,601,764	21.2%	$84.09	29.6%

Market	2026 Contractual Lease Expirations (in RSF)								Annual Rental Revenue (per RSF)(1)	2027 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment		Remaining Expiring Leases		Total(2)			Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment	Remaining Expiring Leases	Total

Greater Boston	144,451	—	—		248,627		393,078		$44.01	50,649	—	—	179,430	230,079		$94.88
San Francisco Bay Area	6,527	22,000	—		286,652		315,179		69.98	1,873	—	—	215,684	217,557		70.96
San Diego	—	49,791	52,620	(3)	153,477		255,888		54.62	—	—	—	339,716	339,716		43.71
Seattle	32,500	—	—		150,145		182,645		28.00	4,320	25,898	—	486,950	517,168		43.59
Maryland	171,239	—	—		173,729		344,968		29.48	—	—	—	261,550	261,550		27.38
Research Triangle	42,318	6,439	—		99,209		147,966		43.66	34,910	—	—	242,303	277,213		34.74
New York City	35,256	—	—		39,659		74,915		71.65	—	—	—	98,299	98,299		91.95
Texas	—	—	—		—		—		—	—	—	—	91,711	91,711		26.10
Non-cluster/other markets	—	—	—		24,567		24,567		59.21	—	—	—	11,418	11,418		N/A
Subtotal	432,291	78,230	52,620		1,176,065		1,739,206		47.11	91,752	25,898	—	1,927,061	2,044,711		50.43
Key lease expirations with expected downtime	140,986	9,836	—		1,010,637	(4)	1,161,459	(4)	61.14	—	—	—	1,176,123	1,176,123	(5)	61.61
Total	573,277	88,066	52,620		2,186,702		2,900,665		$52.73	91,752	25,898	—	3,103,184	3,220,834		$54.52
Percentage of expiring leases	20%	3%	2%		75%		100%			3%	1%	0%	96%	100%
Contractual lease expirations for properties classified as held for sale as of December 31, 2025 are excluded from the information on this page.
(1)Represents amounts in effect as of December 31, 2025.
(2)Excludes month-to-month leases aggregating 58,516 RSF as of December 31, 2025.
(3)Relates to a single-tenant, 100% pre-leased development project aggregating 466,598 RSF that expands the existing Campus Point by Alexandria Megacampus. At the beginning of 2026, the tenant will vacate 52,620 RSF from an existing building, which generated annual rental revenue of $4.1 million as of 4Q25, to allow for the demolition and development of the new, build-to-suit life science building at this site. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(4)Key lease expirations with expected downtime represent space expected to become vacant at lease expiration and re-leased to new tenants. We have identified prospects or have early discussions with prospective tenants for 468,470
RSF of the 1.0 million RSF listed under remaining expiring leases. We continue to evaluate business plans and re-leasing strategies for these projects to maximize occupancy and rental revenue. We expect downtime for 2026 key lease expirations to be approximately 6 to 24 months on a weighted-average basis, and we expect these properties to remain operating properties.

Property or Campus	Submarket	RSF	% of Leased/ Negotiating	Weighted Average Expiration Date	Located on Megacampus	Annual Rental Revenue From Lease Expirations/ Known Vacancies
Alexandria Stanford Life Science District	Greater Stanford	137,970	—%	June 2026		$12,899
One Alexandria Square	Torrey Pines	118,225	38	January 2026	X	10,064
Alexandria Center® at One Kendall Square	Cambridge	92,775	—	May 2026	X	7,783
9625 Towne Centre Drive	University Town Center	163,648	—	January 2026		6,520
5810/5820 Nancy Ridge Drive	Sorrento Mesa	83,354	100	January 2026		3,389
Alexandria Center® at Kendall Square	Cambridge	45,636	—	January 2026	X	4,564
Remaining	Various	519,851	4	May 2026	(6)	25,792
		1,161,459	13%	April 2026		$71,011
(5)Represents key 2027 lease expirations with expected downtime primarily in our Greater Boston, San Francisco Bay Area, and San Diego markets aggregating 1.2 million RSF with a weighted-average expiration date in March 2027 and annual rental revenue aggregating $72 million. Included in these expirations are seven leases aggregating 531,984 RSF and $42.3 million in annual rental revenue with four separate tenants that will relocate to our current active development and redevelopment projects upon completion of their tenant improvements. On a combined basis, these tenants will expand their footprint within our portfolio by over 41%. Additionally, we have identified prospects or have early discussions with prospective tenants for 302,028 RSF of the total 1.2 million RSF. We expect downtime to be approximately 9 to 24 months on a weighted-average basis, and we expect these properties to remain operating properties.
(6)Approximately 69% of the 519,851 RSF expiring leases are located on a Megacampus.

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Top 20 Tenants
December 31, 2025
(Dollars in thousands, except average market cap amounts)

84% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

								Moody’s	S&P
1	Bristol-Myers Squibb Company	5.6		1,344,987	$116,140		6.1%	A2	A	$102.64
2	Eli Lilly and Company	9.3		1,000,591	84,928		4.5	Aa3	A+	$784.24
3	Moderna, Inc.	12.9		462,100	71,571		3.8	—	—	$11.32
4	Takeda Pharmaceutical Company Limited	9.4		549,759	47,899		2.5	Baa1	BBB+	$46.08
5	Eikon Therapeutics, Inc.(2)	13.1		311,806	40,005		2.1	—	—	$—
6	AstraZeneca PLC	6.1		440,087	39,413		2.1	A1	A+	$237.13
7	Illumina, Inc.	5.8		792,687	29,977		1.6	Baa3	BBB	$15.91
8	Novartis AG	2.1		377,095	29,463		1.6	Aa3	AA-	$251.26
9	United States Government	4.6		414,499	29,243	(3)	1.5	Aaa	AA+	$—
10	Uber Technologies, Inc.	56.8	(4)	1,009,188	27,831		1.5	Baa1	BBB	$176.44
11	Boston Children's Hospital	11.2		309,231	26,294		1.4	Aa2	AA	$—
12	Sanofi	5.0		267,278	21,851		1.2	Aa3	AA	$125.29
13	Alphabet Inc.	2.4		418,600	21,837		1.1	Aa2	AA+	$2,562.42
14	New York University	6.6		218,983	21,110		1.1	Aa2	AA-	$—
15	Cloud Software Group Holdings, Inc.	0.7	(5)	216,278	20,553		1.1	—	—	$—
16	Massachusetts Institute of Technology	4.0		242,428	20,529		1.1	Aaa	AAA	$—
17	Charles River Laboratories, Inc.	9.7		242,693	20,207		1.1	—	—	$7.97
18	Merck & Co., Inc.	8.0		308,356	19,610		1.0	Aa3	A+	$219.09
19	Vaxcyte, Inc.	9.0		230,755	18,692		1.0	—	—	$6.09
20	Altos Labs, Inc.(6)	15.3		158,990	18,406		1.0	—	—	$—
	Total/weighted-average	9.7	(4)	9,316,391	$725,559		38.4%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of December 31, 2025.
(2)Eikon Therapeutics, Inc. is a private biotechnology company led by renowned biopharmaceutical executive Roger Perlmutter, formerly an executive vice president at Merck & Co., Inc. As of February 25, 2025, the company has raised over
$1.16 billion in private venture capital funding.
(3)Includes leases, which are not subject to annual appropriations, with governmental entities such as the NIH and the General Services Administration. Approximately 2% of the annual rental revenue derived from our leases with the United
States Government is cancellable prior to the lease expiration date.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.9 years as of December 31, 2025.
(5)Represents one lease encompassing three properties located on the Alexandria Stanford Life Science District campus, which we acquired in 2022 and for which we are evaluating business strategy based on market conditions. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the properties, of which 137,970 RSF has lease expirations through 2026. Refer to “Contractual lease expirations” in the
Supplemental Information for additional details.
(6)Altos Labs, Inc. is a private biotechnology company led by Hal Barron, M.D., former Chief Scientific Officer of GlaxoSmithKline. Altos Labs is backed by a group of prominent long-term investors and has raised $3.0 billion in private funding.

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Summary of Properties and Occupancy
December 31, 2025
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	Annual Rental Revenue
Market	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,220,527	583,407	1,383,691	11,187,625	28%	62	$709,347	37%	$89.07
San Francisco Bay Area	6,131,550	212,796	107,250	6,451,596	16	53	347,448	18	68.83
San Diego	6,093,824	975,135	—	7,068,959	19	59	320,581	18	54.14
Seattle	2,926,554	227,577	—	3,154,131	8	42	121,514	6	46.95
Maryland	3,732,888	—	—	3,732,888	9	48	153,169	8	44.35
Research Triangle	3,435,634	—	—	3,435,634	9	34	94,667	5	28.94
New York City	729,461	—	—	729,461	2	2	66,085	3	93.96
Texas	1,646,187	—	73,298	1,719,485	4	13	36,866	2	28.02
Non-cluster/other markets(1)	414,216	—	—	414,216	1	7	12,379	1	32.75
Properties held for sale	1,555,377	—	—	1,555,377	4	20	37,697	2	36.46
North America	35,886,218	1,998,915	1,564,239	39,449,372	100%	340	$1,899,753	100%	$59.97
		3,563,154
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/25		9/30/25	12/31/24	12/31/25	9/30/25	12/31/24
Greater Boston	86.4%		86.8%	94.8%	75.1%	73.6%	80.8%
San Francisco Bay Area	90.9		90.4	93.3	89.4	86.4	89.1
San Diego	97.2		95.2	96.3	97.2	95.2	96.3
Seattle	88.4	(2)	90.1	92.4	88.4	90.1	92.4
Maryland	93.6		93.9	95.7	93.6	93.9	95.7
Research Triangle	95.2		94.9	97.4	95.2	94.9	97.4
New York City	96.4		98.3	88.4	96.4	98.3	88.4
Texas	79.9		79.9	95.5	76.5	76.5	91.8
Subtotal	90.9		90.8	94.8	86.9	85.9	90.0
Canada	N/A	(3)	90.3	95.9	N/A	85.4	82.9
Non-cluster/other markets	91.2	(1)	69.6	72.5	91.2	69.6	72.5
North America	90.9%	(4)	90.6%	94.6%	86.9%	85.8%	89.7%
(1)Includes one property aggregating 247,743 RSF previously included in our Canada market.
(2)Decline in occupancy primarily related to temporary vacancy from one lease expiration aggregating 50,552 RSF in our Bothell submarket. This space is already re-leased, with occupancy expected to commence in 1Q26.
(3)10 properties in Canada were designated as held for sale in 4Q25 and the remaining one property was reclassified into our non-cluster market.
(4)Includes temporary vacancies as of December 31, 2025 aggregating 899,259 RSF, or 2.5% of total operating RSF, primarily in the Greater Boston, San Francisco Bay Area, and Seattle markets, which are leased and expected to be occupied upon completion of building and/or tenant improvements. The weighted-average expected delivery date is approximately August 2026 and the expected annual rental revenue is approximately $52 million.

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Property Listing
December 31, 2025
(Dollars in thousands)

Our Megacampus™ Properties Account for 78% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,213,866	—	—	2,213,866	8	$212,458	93.7%	93.7%
50(1), 60(1), 75/125(1), 90, 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,294,598	—	—	1,294,598	11	136,034	91.2	91.2
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), and 325 and 399 Binney Street
Megacampus: Alexandria Technology Square®	1,192,075	—	—	1,192,075	7	79,341	73.9	73.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	787,760	—	333,758	1,121,518	13	46,020	78.0	54.8
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue(1)	386,780	191,396	—	578,176	5	26,298	91.4	91.4
Cambridge/Inner Suburbs	5,875,079	191,396	333,758	6,400,233	44	500,151	86.9	82.2
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,452,183	392,011	—	1,844,194	3	104,651	79.2	79.2
401 and 421 Park Drive and 201 Brookline Avenue
Seaport Innovation District
5 and 15(1) Necco Street	459,395	—	—	459,395	2	47,019	97.0	97.0
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	465,981	—	596,064	1,062,045	5	38,566	97.8	42.9
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,194	97.0	97.0
Route 128	1,051,207	—	596,064	1,647,271	8	52,760	97.4	62.1
Other
Megacampus: 30, 200, and 3000 Minuteman Road	382,663	—	453,869	836,532	5	4,766	62.5	28.6
Greater Boston	9,220,527	583,407	1,383,691	11,187,625	62	$709,347	86.4%	75.1%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	26

Property Listing (continued)
December 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	1,557,403	212,796	—	1,770,199	8	$65,400	96.0%	96.0%
1455(2), 1515(2), 1655, and 1725 Third Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,557,403	212,796	—	1,770,199	8	65,400	96.0	96.0
South San Francisco
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	812,453	—	107,250	919,703	5	42,600	79.0	69.8
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,232	—	—	504,232	3	28,642	83.0	83.0
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	2,365	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Technology Center® – Gateway	326,197	—	—	326,197	5	19,461	89.7	89.7
600, 630, 650, 901, and 951 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae(1)	285,346	—	—	285,346	1	37,003	100.0	100.0
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,908	100.0	100.0
South San Francisco	2,529,145	—	107,250	2,636,395	17	140,979	88.5	84.9
Greater Stanford
Megacampus: Alexandria Center® for Life Science – San Carlos	738,038	—	—	738,038	9	46,677	91.4	91.4
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	705,787	—	—	705,787	9	53,480	86.8	86.8
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	24,429	86.5	86.5
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	198,548	—	—	198,548	3	13,751	100.0	100.0
2100 and 2200 Geng Road	62,526	—	—	62,526	2	2,732	100.0	100.0
Greater Stanford	2,045,002	—	—	2,045,002	28	141,069	90.1	90.1
San Francisco Bay Area	6,131,550	212,796	107,250	6,451,596	53	$347,448	90.9%	89.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	27

Property Listing (continued)
December 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Megacampus: One Alexandria Square	1,090,906	—	—	1,090,906	10	$77,138	96.5%	96.5%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	308,565	—	—	308,565	3	14,461	86.2	86.2
10578, 10618, and 10628 Science Center Drive
Torrey Pines	1,399,471	—	—	1,399,471	13	91,599	94.2	94.2
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,310,696	893,525	—	2,204,221	8	84,466	99.5	99.5
9880(2), 10210, 10290, and 10300 Campus Point Drive and 4135, 4155, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
University Town Center	2,267,031	893,525	—	3,160,556	15	120,964	99.7	99.7
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	969,416	81,610	—	1,051,026	11	48,072	98.0	98.0
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, and 10055, 10065, and 10075 Barnes Canyon Road
Megacampus: Sequence District by Alexandria	671,039	—	—	671,039	6	24,306	100.0	100.0
6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
10102 Hoyt Park Drive	144,113	—	—	144,113	1	11,379	100.0	100.0
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,389	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
Sorrento Mesa	2,248,227	81,610	—	2,329,837	24	101,347	99.1	99.1
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,406	—	—	151,406	6	4,857	55.9	55.9
11045 Roselle Street	27,689	—	—	27,689	1	1,814	100.0	100.0
Sorrento Valley	179,095	—	—	179,095	7	6,671	62.7	62.7
San Diego	6,093,824	975,135	—	7,068,959	59	$320,581	97.2%	97.2%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	28

Property Listing (continued)
December 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,151,975	—	—	1,151,975	9	$68,694	91.3%	91.3%
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union	413,178	227,577	—	640,755	4	23,372	98.8	98.8
400(1) and 701 Dexter Avenue North, 428 Westlake Avenue North, and 219 Terry Avenue North
Lake Union	1,565,153	227,577	—	1,792,730	13	92,066	93.3	93.3
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	20,101	—	—	20,101	2	459	72.5	72.5
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	815,000	—	—	815,000	19	15,674	84.2	84.2

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, and
22522 29th Drive Southeast, 22213 and 22309 30th Drive Southeast, and
1629, 1631, 1725, 1916, and 1930 220th Street Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	463,243	—	—	463,243	6	12,834	79.7	79.7
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,278,243	—	—	1,278,243	25	28,508	82.6	82.6
Other	63,057	—	—	63,057	2	481	91.7	91.7
Seattle	2,926,554	227,577	—	3,154,131	42	121,514	88.4	88.4

Maryland
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,691,960	—	—	1,691,960	20	93,315	94.7	94.7
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,507	—	—	131,507	1	3,813	87.6	87.6
1405 Research Boulevard	72,170	—	—	72,170	1	2,501	94.7	94.7
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,125	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,976	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,853	100.0	100.0
Rockville	2,151,553	—	—	2,151,553	27	$108,427	94.9%	94.9%
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	29

Property Listing (continued)
December 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	$19,663	93.6%	93.6%
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,300	—	—	486,300	7	16,254	95.1	95.1
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,207	—	—	63,207	1	1,351	79.7	79.7
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,246,518	—	—	1,246,518	19	39,709	93.9	93.9
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,307	96.4	96.4
101 West Dickman Street(1)	142,933	—	—	142,933	1	1,726	66.5	66.5
Beltsville	334,817	—	—	334,817	2	5,033	83.6	83.6
Maryland	3,732,888	—	—	3,732,888	48	153,169	93.6	93.6

Research Triangle
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,041,067	—	—	2,041,067	15	44,493	97.3	97.3
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, and 2400 Ellis Road
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	711,886	—	—	711,886	6	29,585	94.1	94.1
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	259,962	—	—	259,962	6	7,343	84.8	84.8
104, 108, 110, 112, and 114 TW Alexander Drive and 5 Triangle Drive
Alexandria Technology Center® – Alston	121,204	—	—	121,204	2	2,279	80.5	80.5
800 and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,563	—	—	136,563	3	4,064	96.1	96.1
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,580	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
Research Triangle	3,435,634	—	—	3,435,634	34	$94,667	95.2%	95.2%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	30

Property Listing (continued)
December 31, 2025
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Megacampus: Alexandria Center® for Life Science – New York City	729,461	—	—	729,461	2	$66,085	96.4%	96.4%
430 and 450 East 29th Street
New York City	729,461	—	—	729,461	2	66,085	96.4	96.4

Texas
Austin
Megacampus: Intersection Campus	1,525,359	—	—	1,525,359	12	33,694	83.0	83.0
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
Austin	1,525,359	—	—	1,525,359	12	33,694	83.0	83.0
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,646,187	—	73,298	1,719,485	13	36,866	79.9	76.5

Non-cluster/other markets	414,216	—	—	414,216	7	12,379	91.2	91.2

North America, excluding properties held for sale	34,330,841	1,998,915	1,564,239	37,893,995	320	1,862,056	90.9%	86.9%

Properties held for sale	1,555,377	—	—	1,555,377	20	37,697	66.5%	66.5%

Total – North America	35,886,218	1,998,915	1,564,239	39,449,372	340	$1,899,753
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	31

Investments in Real Estate
December 31, 2025

ALEXANDRIA’S DEVELOPMENT AND REDEVELOPMENT
DELIVERIES ARE EXPECTED TO PROVIDE INCREMENTAL
GROWTH IN ANNUAL NET OPERATING INCOME

Placed Into Service	Near-Term Deliveries	Intermediate- Term Deliveries	Evaluating Business Strategy
2025	2026	2027–2028	2026-2028

$78M	$97M	$123M	$113M

97% Occupied	86% Leased/Negotiating	51% Leased/Negotiating	8% Leased/Negotiating

852,764 RSF	699,933 RSF	1.6 million RSF	1.2 million RSF
(1)
(2)
(3)
(4)
(5)
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Excludes future incremental annual net operating income from recently delivered spaces aggregating 20,444 RSF that were vacant and/or unleased at delivery.
(2)Includes expected partial deliveries through 2026 from projects expected to stabilize in 2027-2028, including speculative future leasing that is not yet fully committed. Our share of incremental annual net operating income from projects expected to be placed into service primarily commencing through 2026 is projected to be $74 million. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)Our share of incremental annual net operating income from projects expected to stabilize in 2027-2028 is projected to be $92 million.
(4)Represents the current leased/negotiating percentage of development and redevelopment projects that are expected to stabilize through 2026.
(5)Represents the RSF related to projects expected to stabilize in 2026. Does not include RSF for partial deliveries through 2026 from projects expected to stabilize in 2027-2028.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	32

Investments in Real Estate
December 31, 2025
(Dollars in thousands)

		Development and Redevelopment
		Under Construction
	Operating	2026 Stabilization	2027- 2028 Stabilization	Evaluating Strategy	Future	Subtotal		Total
Square footage
Operating	34,330,841	—	—	—	—	—		34,330,841
Future Class A/A+ development and redevelopment properties	—	699,933	1,614,994	1,248,227	19,907,130	23,470,284		23,470,284
Future development and redevelopment square feet currently included in rental properties(1)	—	—	(52,620)	—	(1,815,084)	(1,867,704)		(1,867,704)
Total square footage, excluding properties held for sale	34,330,841	699,933	1,562,374	1,248,227	18,092,046	21,602,580		55,933,421

Properties held for sale	1,555,377	—	—	—	1,893,281	1,893,281		3,448,658
Total square footage	35,886,218	699,933	1,562,374	1,248,227	19,985,327	23,495,861		59,382,079

Investments in real estate
Gross book value as of December 31, 2025(2)	$27,767,849	$777,861	$1,382,807	$1,020,344	$3,868,660	$7,049,672	(3)	$34,817,521
Properties held for sale	452,825	—	—	—	261,208	261,208		714,033
Total gross investment in real estate, excluding properties held for sale	$27,315,024	$777,861	$1,382,807	$1,020,344	$3,607,452	$6,788,464		$34,103,488

20%
17%
11% to 16%
Non-Income-Producing Assets(4) as a Percentage of Gross Assets
(1)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(2)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Our share of investment in our development and redevelopment pipeline is $6.35 billion.
(4)Excludes properties classified as held for sale, of which land parcels represent approximately 1% of total non-income producing assets.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	33

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
December 31, 2025

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs
129,413 RSF	248,018 RSF
100% Occupancy	92% Occupancy

230 Harriet Tubman Way	10935, 10945, and 10955 Alexandria Way(2)	10075 Barnes Canyon Road
San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/Sorrento Mesa
285,346 RSF	334,996 RSF	171,469 RSF
100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles Megacampus.
(2)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	34

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
December 31, 2025
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From 2025 Deliveries
Aggregated $78 Million(1), Including $10 Million in 4Q25

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service						Occupancy Percentage(3)	Total Project		Unlevered Yields
	4Q25 Delivery Date(2)		Prior to 1/1/25	1Q25	2Q25	3Q25	4Q25	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
										RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/ Cambridge/Inner Suburbs	N/A	100%	116,414	—	—	12,999	—	129,413	100%	320,809	$444,000	6.0%	6.8%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/Cambridge/Inner Suburbs	N/A	100%	211,574	—	—	36,444	—	248,018	92%	248,018	429,000	6.5	5.9
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	N/A	48.6%	—	285,346	—	—	—	285,346	100%	285,346	476,000	7.5	6.2
10935, 10945, and 10955 Alexandria Way/ San Diego/Torrey Pines	N/A	100%	93,492	—	119,202	122,302	—	334,996	100%	334,996	480,000	7.2	6.9
10075 Barnes Canyon Road/San Diego/ Sorrento Mesa	12/18/25	50.0%	—	17,718	—	13,772	139,979	171,469	100%	253,079	321,000	5.5	5.7
Weighted average/total	12/18/25		421,480	303,064	119,202	185,517	139,979	1,169,242		1,442,248	$2,150,000	6.6%	6.3%

Assets sold in 2025 or designated as held for sale in 4Q25:
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco(4)	N/A	N/A	67,017	—	22,005	—	—	89,022	N/A
Canada(5)	N/A	N/A	78,487	6,430	76,567	—	—	161,484	N/A

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Excludes future incremental annual net operating income from recently delivered spaces aggregating 20,444 RSF that were vacant and/or unleased at delivery.
(2)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(3)Occupancy reflects total operating RSF placed in service as of each respective delivery date when the space was placed into service. Subsequent occupancy changes are not reflected.
(4)During December 2025, we sold our 50% controlling interest in a consolidated real estate joint venture at 651 Gateway Boulevard. Refer to “2025 Dispositions and sales of partial interests” in the Earnings Press Release for additional details.
(5)As of December 31, 2025, our Canada project was designated as held for sale.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	35

New Class A/A+ Development and Redevelopment Properties: Current Projects
December 31, 2025

REDUCED FUTURE CONSTRUCTION COMMITMENTS
BY MORE THAN $300 MILLION
FROM FOUR PROJECTS

	Submarket	As of 3Q25
Property		CIP RSF	Total Project Leased/ Negotiating	Project Status as of 4Q25
Projects under construction as of 3Q25		4,239,762	43%

Redevelopment projects removed from pipeline in 4Q25:
651 Gateway Boulevard	South San Francisco	(237,684)	21%	Sold in 4Q25
Canada	Canada	(56,314)	78	Held for sale as of 4Q25
One Hampshire Street	Cambridge	(104,956)	—	Held for sale as of 4Q25
401 Park Drive	Fenway	(137,675)	—	Reclassified to operating(1)
		(536,629)	32
Projects placed into service in 4Q25		(139,979)	100
Projects under construction as of 4Q25		3,563,154	46%
(1)We plan to lease this property as office which will require less incremental capital.

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New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
December 31, 2025

99 Coolidge Avenue	311 Arsenal Street	50 and 60 Sylvan Road(1)	1450 Owens Street
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay
191,396 RSF	333,758 RSF	267,015 RSF	212,796 RSF
81% Leased/Negotiating	7% Leased/Negotiating	74% Leased/Negotiating	49% Leased/Negotiating

269 East Grand Avenue	4135 Campus Point Court	Campus Point by Alexandria	10075 Barnes Canyon Road	701 Dexter Avenue North
San Francisco Bay Area/ South San Francisco	San Diego/ University Town Center	San Diego/ University Town Center	San Diego/Sorrento Mesa	Seattle/Lake Union
107,250 RSF	426,927 RSF	466,598 RSF	81,610 RSF	227,577 RSF
—% Leased/Negotiating	100% Leased	100% Leased	68% Leased/Negotiating	23% Leased/Negotiating

(1)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus. The project is expected to capture demand in our Route 128 submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	37

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
December 31, 2025

Property/Market/Submarket	Located on Mega- campus	Dev/ Redev	Square Footage			Percentage		Occupancy(1)
			In Service	CIP	Total	Leased	Leased/ Negotiating	Initial	Stabilized
Under construction
2026 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	X	Dev	129,413	191,396	320,809	81%	81%	4Q23	4Q26
4135 Campus Point Court/San Diego/University Town Center	X	Dev	—	426,927	426,927	100	100	3Q26	3Q26
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	X	Dev	171,469	81,610	253,079	68	68	1Q25	2H26
			300,882	699,933	1,000,815	86	86
2027-2028 stabilization
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	X	Redev	56,904	333,758	390,662	7	7	2027	2027
50 and 60 Sylvan Road/Greater Boston/Route 128	X	Redev	—	267,015	267,015	74	74	4Q26	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay	X	Dev	—	212,796	212,796	—	49	2027	2027
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	X	Redev	—	107,250	107,250	—	—	2H26	2027
Campus Point by Alexandria/San Diego/University Town Center(2)	X	Dev	—	466,598	466,598	100	100	2028	2028
701 Dexter Avenue North/Seattle/Lake Union	X	Dev	—	227,577	227,577	23	23	4Q26	2027
			56,904	1,614,994	1,671,898	45	51
Evaluating business strategy
8800 Technology Forest Place/Texas/Greater Houston		Redev	50,094	73,298	123,392	46	46	2Q23	4Q26
3000 Minuteman Road/Greater Boston/Other	X	Redev	—	453,869	453,869	—	—	2027	2027
40 Sylvan Road/Greater Boston/Route 128	X	Redev	—	329,049	329,049	—	—	2027	2027
421 Park Drive/Greater Boston/Fenway	X	Dev	—	392,011	392,011	13	13	2027	2028
			50,094	1,248,227	1,298,321	8	8
Total under construction			407,880	3,563,154	3,971,034	43%	46%

(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over time.
(2)Represents a single-tenant project that expands the existing Campus Point by Alexandria Megacampus, where we currently have a 56.4% interest. The project is fully leased to a longtime multinational pharmaceutical tenant that currently occupies two buildings within the Megacampus: one building aggregating 52,620 RSF and another building aggregating 52,853 RSF. These buildings generated annual rental revenue of $7.5 million as of 4Q25. At the beginning of 2026, the tenant will vacate the 52,620 RSF building, and during 2028, the tenant will vacate the 52,853 RSF building. We expect to fund the majority of future construction costs at the Megacampus until our ownership interest increases to 75%, after which future capital would be contributed pro rata with our joint venture partner.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	38

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

December 31, 2025
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2026 stabilization with 86% leased/negotiating
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	100%	$162,887	$210,603	$70,510		$444,000		6.0%	6.8%
4135 Campus Point Court/San Diego/University Town Center	56.4%	—	434,465	89,535		524,000		9.4%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	123,133	132,793	65,074		321,000		5.5%	5.7%
		286,020	777,861
2027-2028 stabilization with 51% leased/negotiating(1)
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	21,854	306,028	TBD
50 and 60 Sylvan Road/Greater Boston/Route 128	100%	—	345,046
1450 Owens Street/San Francisco Bay Area/Mission Bay	25.0%	—	247,271
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	100%	—	119,546
Campus Point by Alexandria/San Diego/University Town Center(2)	56.4%	—	62,790	597,210		660,000		7.3%	6.5%
701 Dexter Avenue North/Seattle/Lake Union	100%	—	302,126	TBD
		21,854	1,382,807
Evaluating business strategy with 8% leased/negotiating
8800 Technology Forest Place/Texas/Greater Houston	100%	60,938	46,578	4,484		112,000		6.3%	6.0%
3000 Minuteman Road/Greater Boston/Other	100%	—	163,966	TBD
40 Sylvan Road/Greater Boston/Route 128	100%	—	225,791
421 Park Drive/Greater Boston/Fenway	100%	—	584,009
		60,938	1,020,344
Total under construction		$368,812	$3,181,012	$2,110,000	(3)	$5,660,000	(3)

Our share of investment(3)(4)		$310,000	$2,710,000	$1,710,000		$4,730,000

Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project over the next several quarters.
(2)Refer to footnote 2 on the prior page for additional details.
(3)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(4)Represents our share of investment based on our current ownership percentage upon completion of development or redevelopment projects. Our share of investment will be adjusted as our ownership percentage increases at the Campus
Point project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	39

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
December 31, 2025
(Dollars in thousands)

77% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus™ Ecosystems

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Future	Total(1)

Greater Boston
Megacampus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$318,404	333,758	34,157	367,915
311 Arsenal Street
Megacampus: 480 Arsenal Way and 446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue/ Cambridge/Inner Suburbs	100%	234,388	191,396	560,000	751,396
446, 458, and 500 Arsenal Street, and 99 Coolidge Avenue
Megacampus: Alexandria Center® for Life Science – Fenway/Fenway	100%	584,009	392,011	—	392,011
421 Park Drive
Megacampus: Alexandria Center® for Life Science – Waltham/Route 128	100%	635,997	596,064	515,000	1,111,064
40, 50, and 60 Sylvan Road, and 35 Gatehouse Drive
Megacampus: 30, 200, and 3000 Minuteman Road/Other	100%	222,659	453,869	608,541	1,062,410
3000 Minuteman Road
Megacampus: Alexandria Technology Square®/Cambridge	100%	8,631	—	100,000	100,000
10 Necco Street/Seaport Innovation District	100%	107,099	—	175,000	175,000
215 Presidential Way/Route 128	100%	6,816	—	112,000	112,000
Other development and redevelopment projects	100%	162,935	—	740,000	740,000
		$2,280,938	1,967,098	2,844,698	4,811,796
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest		Book Value	Square Footage
				Development and Redevelopment
				Under Construction	Future	Total(1)

San Francisco Bay Area
Megacampus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	25.0%		$247,271	212,796	—	212,796
1450 Owens Street
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%		126,201	107,250	90,000	197,250
211(2) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%		436,956	—	1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Alexandria Center® for Life Science – Millbrae/South San Francisco	48.6%		160,822	—	348,401	348,401
201 and 231 Adrian Road and 30 Rollins Road
Megacampus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%		486,468	—	1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%		83,082	—	240,000	240,000
			1,540,800	320,046	4,106,231	4,426,277
San Diego
Megacampus: Campus Point by Alexandria/University Town Center	56.4%	(3)	643,229	893,525	500,859	1,394,384
10010(4), 10140(4), 10210, and 10260 Campus Point Drive and 4135, 4161, 4165, and 4224 Campus Point Court
Megacampus: SD Tech by Alexandria/Sorrento Mesa	50.0%		249,021	81,610	493,845	575,455
9805 Scranton Road and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%		161,539	—	215,000	215,000
Megacampus: One Alexandria Square/Torrey Pines	100%		65,706	—	125,280	125,280
10975 and 10995 Torreyana Road
Megacampus: 5200 Illumina Way/University Town Center	51.0%		17,982	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%		837	—	100,000	100,000
Megacampus: Sequence District by Alexandria/Sorrento Mesa	100%		48,992	—	1,661,915	1,661,915
6290, 6310, 6340, 6350, and 6450 Sequence Drive
4075 Sorrento Valley Boulevard/Sorrento Valley	100%		29,224	—	144,000	144,000
Other development and redevelopment projects	(2)		78,036	—	475,000	475,000
			$1,294,566	975,135	4,167,731	5,142,866
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(3)The noncontrolling interest share of our real estate joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases to 75%, after which future capital would be contributed pro rata with our partner.
(4)We have a 100% interest in this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Future		Total(1)

Seattle
Megacampus: Alexandria Center® for Advanced Technologies – South Lake Union/Lake Union	(2)	$596,213	227,577	1,057,400		1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South/SoDo	100%	62,763	—	544,825		544,825
410 West Harrison Street/Elliott Bay	100%	—	—	91,000		91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	20,256	—	230,000		230,000
21660 20th Avenue Southeast
Other development and redevelopment projects	100%	155,787	—	706,087		706,087
		835,019	227,577	2,629,312		2,856,889
Maryland
Megacampus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	28,382	—	296,000		296,000
9830 Darnestown Road
		28,382	—	296,000		296,000
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	165,816	—	2,060,000		2,060,000
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle/ Research Triangle	100%	113,493	—	1,170,000		1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	56,351	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
Other development and redevelopment projects	100%	1,647	—	25,000		25,000
		337,307	—	4,005,000		4,005,000
New York City
Megacampus: Alexandria Center® for Life Science – New York City/New York City	100%	178,148	—	550,000	(3)	550,000
		$178,148	—	550,000		550,000
Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60% interest in the future development project at 800 Mercer Street aggregating 869,000 RSF.
(3)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our annual report on Form 10-K for the three months ended
December 31, 2025 filed with the SEC on January 26, 2026 for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2025
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Future	Total(1)

Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	$49,691		73,298	116,405	189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	135,868		—	250,010	250,010
Other development and redevelopment projects	100%	60,241		—	344,000	344,000
		245,800		73,298	710,415	783,713
Other development and redevelopment projects	100%	47,504		—	597,743	597,743
Total pipeline as of December 31, 2025, excluding properties held for sale		6,788,464		3,563,154	19,907,130	23,470,284
Properties held for sale		261,208		—	1,893,281	1,893,281
Total pipeline as of December 31, 2025		$7,049,672	(2)	3,563,154	21,800,411	25,363,565

Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 1.9 million RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes $3.18 billion of projects that are currently under construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	43

Construction Spending
December 31, 2025
(Dollars in thousands)

Construction spending	Projected Guidance Midpoint for Year Ending December 31, 2026		Year Ended December 31, 2025	Year Ended December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Includes development and redevelopment under construction(1)	$1,445,000		$1,216,572	$1,791,097
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	210,000	(2)	275,971	426,948
Revenue- and non-revenue-enhancing capital expenditures(3)	510,000	(4)	324,293	273,377
Construction spending (before contributions from noncontrolling interests or tenants)	2,165,000		1,816,836	2,491,422
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(100,000)	(5)	(193,936)	(343,798)
Tenant-funded and -built landlord improvements	(315,000)		(178,651)	(129,152)
Total construction spending	$1,750,000		$1,444,249	$2,018,472
2026 guidance range for construction spending	$1,500,000 – $2,000,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction

Timing	Amount(5)
2026	$100,000
2027 and beyond	37,000
Total	$137,000

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes smaller conversions to laboratory space through redevelopment.
(2)Approximately 75% represents capitalized costs.
(3)Represents revenue- and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements.
(4)The top two revenue- and non-revenue-enhancing capital expenditure projects in 2026 represent approximately 55% of the total spending within this category. The first project relates to a property located at the Alexandria Center® for
Advanced Technologies – South San Francisco Megacampus in our South San Francisco submarket, which is leased to a new tenant and is undergoing its first major renovation in 12 years. The second project relates to a property at the
Alexandria Technology Square® Megacampus in our Cambridge submarket, which is undergoing its first major renovation in 16 years.
(5)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	44

Capitalization of Interest
December 31, 2025
(Dollars in thousands)

	Leased/ Negotiating	Average Real Estate Basis Capitalized During 2025		Percentage of Total Average Real Estate Basis Capitalized
Key Categories of Real Estate Basis Capitalized
Construction of Class A/A+ properties:
Development and redevelopment of projects under construction:
2026 stabilization	86%	$590,069		7%
2027-2028 stabilization	51%	1,308,800		16
Evaluating business strategy	8%	878,661		11
Repositioning and smaller redevelopment projects		1,187,460	(1)	15
Future pipeline projects with critical pre-construction milestones during 2026:
Megacampus projects		2,078,801	(2)	25
Non-Megacampus projects		987,518	(2)	12
Assets sold in 2025 or designated as held for sale as of 4Q25(3)		1,115,707		14
Total average real estate basis capitalized(4)		$8,147,016		100%
Under construction – evaluating business
strategy – $878.7 million
Repositioning and smaller redevelopment
projects(1) – $1.19 billion
Under construction – 2026 stabilization –
$590.1 million (86% leased/negotiating)
Future projects with critical milestones in 2026 –
Megacampus projects(2) – $2.08 billion
Under construction – 2027-2028 stabilization –
$1.31 billion (51% leased/negotiating)
Future projects with critical milestones in 2026 –
Non-Megacampus projects – $987.5 million
Assets sold in 2025 or designated as
held for sale as of 4Q25 – $1.12 billion
Percentage of Total Average Real Estate Basis Capitalized During 2025
(1)Includes the real estate basis related to the 899,259 RSF of vacant space as of December 31, 2025 that is leased with future delivery. The weighted-average expected delivery date is approximately August 2026.
(2)Approximately 74% of future pipeline projects are expected to reach anticipated pre-construction milestones, including various phases of entitlement, design, site work, and other activities necessary to begin aboveground vertical construction, on a weighted-average real estate investment basis by May 2026. At each milestone date, we will evaluate whether to proceed with additional pre-construction and/or construction activities based on leasing demand and/or market conditions, pause future investments, or consider the potential dispositions of real estate assets.
(3)The weighted-average date as of which capitalization of interest ceased was in early December 2025.
(4)In addition to capitalized interest, we incur additional capitalized project costs, including property taxes, insurance, payroll, and other costs directly related and essential to the construction of Class A/A+ properties. If we cease activities necessary to prepare a project for its intended use, costs related to such project are expensed as incurred. Annualized capitalized operating expenses and payroll represent approximately 2% and 1%, respectively, of the total average real estate basis subject to capitalization for 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2026	45

Joint Venture Financial Information
December 31, 2025

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,641
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		548,215
211 and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.4%		285,346
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(2)(4)	San Diego	University Town Center	43.6%	(5)	1,212,414
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(2)(6)	San Diego	Sorrento Mesa	50.0%		969,416
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		— (2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
101 West Dickman Street	Maryland	Beltsville	58.4%	(9)	142,933
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)In addition to the real estate joint ventures listed, we have one consolidated real estate joint venture in the Greater Boston market in which a partner holds a $49.6 million redeemable noncontrolling interest earning a fixed return as of December 31, 2025.
(2)Represents a property currently under construction or in our future development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental
Information for additional details.
(3)Includes 1450, 1500, and 1700 Owens Street and 455 Mission Bay Boulevard South.
(4)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(5)The noncontrolling interest share of our real estate joint venture partner is anticipated to decrease to 25%, as we expect to fund the majority of future construction costs at the campus until our ownership interest increases to 75%, after which future capital would be contributed pro rata with our partner. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(6)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the real estate joint ventures listed, we hold an interest in two insignificant unconsolidated real estate joint ventures.
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
December 31, 2025
(In thousands)

	As of December 31, 2025
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,317,283	$83,974
Cash, cash equivalents, and restricted cash	139,397	1,853
Other assets	402,602	10,238
Secured notes payable	—	(60,864)
Other liabilities	(172,916)	(4,524)
Redeemable noncontrolling interests	(58,788)	—
	$3,627,578	$30,677

	Noncontrolling Interest Share of Consolidated Real Estate JVs			Our Share of Unconsolidated Real Estate JVs
	December 31, 2025			December 31, 2025
	Three Months Ended		Year Ended	Three Months Ended	Year Ended
Total revenues	$114,339		$467,580	$2,656	$10,619
Rental operations	(36,231)		(145,209)	(1,040)	(4,048)
	78,108		322,371	1,616	6,571
General and administrative	(823)		(3,016)	(32)	(133)
Interest	(62)		(967)	(1,058)	(4,176)
Depreciation and amortization of real estate assets	(39,942)		(154,727)	(855)	(3,703)
Impairment of real estate	(265,266)	(1)	(265,266)	—	(8,673)
Gain on sale of real estate of consolidated JV	312,807	(2)	312,807	—	—
Gain on sale of interest of unconsolidated JV	—		—	25	483
Fixed returns allocated to redeemable noncontrolling interests(3)	699		1,642	—	—
	$85,521		$212,844	$(304)	$(9,631)

Straight-line rent and below-market lease revenue	$2,723		$19,580	$139	$645
Funds from operations(4)	$77,922		$320,030	$526	$2,262

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Relates to our partners’ share of impairment charges recognized in connection with real estate properties held by consolidated joint ventures at 601, 611, 651, 681, 685, 701, and 751 Gateway Boulevard and 285, 299, 307, and
345 Dorchester Avenue. Refer to “2025 dispositions and sales of partial interests” in the Earnings Press Release for additional details.
(2)Relates to our partner’s share of the gain on sale of real estate recognized upon the disposition of the properties at 409 and 499 Illinois Street.
(3)Represents an allocation of joint venture earnings to redeemable noncontrolling interests for properties in the Greater Boston and San Francisco Bay Area markets. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the properties.
(4)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments
December 31, 2025
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	December 31, 2025				Year Ended December 31, 2024
	Three Months Ended		Year Ended
Realized (losses) gains:
Realized gains	$21,072		$115,722		$117,214
Impairment of non-real estate investments	(20,181)	(1)	(95,716)		(58,090)
Significant realized loss	(103,329)	(2)	(103,329)	(2)	—
	(102,438)		(83,323)		59,124
Unrealized gains (losses)	98,548	(3)	26,980	(4)	(112,246)	(5)
Investment loss	$(3,890)		$(56,343)		$(53,122)

	December 31, 2025					December 31, 2024
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$54,752		$44,319	$(4,143)	$94,928	$105,667
Entities that report NAV	460,160		89,514	(37,298)	512,376	609,866
Entities that do not report NAV:
Entities with observable price changes	82,252		50,601	(9,615)	123,238	174,737
Entities without observable price changes	413,324		—	—	413,324	400,487
Investments accounted for under the equity method	N/A		N/A	N/A	357,383	186,228
December 31, 2025	$1,010,488	(6)	$184,434	$(51,056)	$1,501,249	$1,476,985

December 31, 2024	$1,207,146		$228,100	$(144,489)	$1,476,985

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

18%
Tenant
4%
Public
82%
Non-Tenant
96%
Private
(1)Primarily related to two non-real estate investments in privately held entities that do not report NAV.
(2)In November 2025, we contributed certain publicly traded securities to an unconsolidated joint venture, which resulted in a realized loss of $103.3 million on one transaction that was previously reflected as unrealized losses within investment income in our consolidated statement of operations. The unconsolidated joint venture sold these securities and distributed $39.9 million to us in December 2025.
(3)Consists of unrealized gains of $24.2 million primarily resulting from the increase in fair values of our investments in privately held entities that report NAV and $74.3 million resulting from accounting reclassifications of unrealized losses recognized in prior periods into realized losses upon our realization of investments during the three months ended December 31, 2025.
(4)Primarily relates to the increase in fair values of our investments in publicly traded entities during the year ended December 31, 2025.
(5)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the year ended December 31, 2024.
(6)Represents 2.5% of gross assets as of December 31, 2025. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Balance Sheet
December 31, 2025

ALEXANDRIA CONTINUES TO HAVE A STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY	PERCENTAGE OF FIXED-RATE DEBT SINCE 2021(1)
$5.3B	96.7%

REMAINING DEBT TERM (IN YEARS)	DEBT INTEREST RATE
12.1	3.91%
Longest Among S&P 500 REITs(3)
ACHIEVED
4Q25 LEVERAGE(2)
5.7x
WEIGHTED AVERAGE
TOP 15%
BBB+
Negative
Baa1
Negative
CREDIT RATING RANKING AMONG
ALL PUBLICLY TRADED U.S. REITS(4)
As of December 31, 2025. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2021 through December 31, 2025.
(2)Represents net debt and preferred stock to Adjusted EBITDA for the fourth quarter annualized.
(3)Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for SBAC, PSA, and WY) as of September 30, 2025, except for ARE, which is as of December 31, 2025.
(4)Top 15% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit, as of December 31, 2025.

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Key Credit Metrics
December 31, 2025

Liquidity		Limited Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.3B

$5,000
$5,000
$5,000
SIGNIFICANT AVAILABILITY
No outstanding balance
$353
<$350
MINIMAL OUTSTANDING
12/31/24
12/31/25
12/31/26 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,647
Cash, cash equivalents, and restricted cash	554
Investments in publicly traded companies	95
Liquidity as of December 31, 2025	$5,296

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

5.6x to 6.2x

3.6x to 4.1x

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

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Summary of Debt
December 31, 2025
(Dollars in millions)

Weighted-Average Remaining Term of 12.1 Years
(1)In January 2026, we repaid $300.0 million of 4.30% unsecured senior notes payable upon maturity. No gain or loss was incurred in connection with this repayment.
(2)Refer to footnotes 2 through 4 on page 52 under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
December 31, 2025

ALEXANDRIA HAS THE LONGEST WEIGHTED-AVERAGE REMAINING DEBT TERM
AMONG S&P 500 REITS AT OVER 2X THE AVERAGE DEBT TERM FOR THESE REITS

14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
4.0
4.4
4.5
4.6
4.6
4.6
5.0
5.0
5.2
5.2
5.5
5.5
5.7
6.0
6.0
6.2
6.3
6.7
6.7
6.7
6.9
7.0
7.6
8.2
8.6
12.1
BXP
DOC
DLR
EXR
IRM
UDR
CPT
VTR
INVH
HST
O
AMT
WELL
FRT
CCI
VICI
MAA
AVB
EQR
ESS
EQIX
REG
SPG
KIM
PLD
ARE

5.9 Years
Average Debt Term
of S&P 500 REITs
as of September 30, 2025

WEIGHTED-AVERAGE REMAINING DEBT TERM (IN YEARS)
Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for SBAC, PSA, and WY) as of September 30, 2025, except for ARE, which is as of December 31, 2025.

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Summary of Debt (continued)
December 31, 2025
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Unsecured senior notes payable	$12,047,394	$—	$12,047,394	97.2%	3.90%	12.3
Unsecured senior line of credit(2) and commercial paper program(3)	—	353,161	353,161	2.8	4.33	4.1	(4)
Total/weighted average	$12,047,394	$353,161	$12,400,555	100.0%	3.91%	12.1	(4)
Percentage of total debt	97.2%	2.8%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of December 31, 2025, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.50 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are back-stopped by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of December 31, 2025, we had $353.2 million of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 12.0 years. The commercial paper notes sold during the year ended December 31, 2025 were issued at a weighted-average yield to maturity of 4.48% and had a weighted-
average maturity term of 19 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	December 31, 2025		December 31, 2025
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Long-term fixed-rate debt	$12,121,545	$12,248,039	3.88%	3.87%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	2,318,358	1,281,104	4.28	4.55
Blended-average interest rate	14,439,903	13,529,143	3.94	3.93
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.13	0.13
Total/weighted average	$14,439,903	$13,529,143	4.07%	4.06%

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Summary of Debt (continued)
December 31, 2025
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2025	Requirement	December 31, 2025

Total Debt to Total Assets	≤ 60%	32%	≤ 60.0%	33.5%
Secured Debt to Total Assets	≤ 40%	—%	≤ 45.0%	—%
Consolidated EBITDA to Interest Expense	≥ 1.5x	7.8x	≥ 1.50x	3.41x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	302%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	7.63x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
101 West Dickman Street	10/29/26	SOFR+1.95%	(3)	5.74%	$26,750	$19,136	58.4%
1655 and 1725 Third Street	2/10/35	6.37%		6.44%	500,000	496,881	10.0%
					$526,750	$516,017

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2025.
(3)This loan is subject to a fixed SOFR floor of 0.75%.

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Summary of Debt (continued)
December 31, 2025
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2026	2027	2028	2029	2030	Thereafter

Unsecured senior line of credit and commercial paper program(3)	(3)	4.33%	(3)	1/22/30	(3)	$—	$—	$—	$—	$353,500	$—	$353,500	$(339)	$353,161
Unsecured senior notes payable	4.30%	4.50		1/15/26	(4)	300,000	—	—	—	—	—	300,000	(36)	299,964
Unsecured senior notes payable	3.80%	3.96		4/15/26		350,000	—	—	—	—	—	350,000	(162)	349,838
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	350,000	—	—	—	—	350,000	(555)	349,445
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	425,000	—	—	—	425,000	(888)	424,112
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	300,000	—	—	300,000	(805)	299,195
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	400,000	—	—	400,000	(1,655)	398,345
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	450,000	—	450,000	(1,686)	448,314
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	700,000	—	700,000	(3,947)	696,053
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(3,704)	746,296
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(6,043)	893,957
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(6,240)	993,760
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(6,477)	793,523
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,500)	495,500
Unsecured senior notes payable	5.50%	5.66		10/1/35		—	—	—	—	—	550,000	550,000	(6,316)	543,684
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(3,767)	396,233
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,756)	297,244
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	9,844	709,844
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(10,842)	839,158
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,228)	986,772
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,373)	492,627
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,470)	593,530
Unsecured debt weighted-average interest rate/ subtotal		3.91				650,000	350,000	425,000	700,000	1,503,500	8,850,000	12,478,500	(77,945)	12,400,555
Weighted-average interest rate/total		3.91%				$650,000	$350,000	$425,000	$700,000	$1,503,500	$8,850,000	$12,478,500	$(77,945)	$12,400,555

Balloon payments						$650,000	$350,000	$425,000	$700,000	$1,503,500	$8,850,000	$12,478,500	$—	$12,478,500
Principal amortization						—	—	—	—	—	—	—	(77,945)	(77,945)
Total debt						$650,000	$350,000	$425,000	$700,000	$1,503,500	$8,850,000	$12,478,500	$(77,945)	$12,400,555
Fixed-rate debt						$650,000	$350,000	$425,000	$700,000	$1,150,000	$8,850,000	$12,125,000	$(77,606)	$12,047,394
Variable-rate debt						—	—	—	—	353,500	—	353,500	(339)	353,161
Total debt						$650,000	$350,000	$425,000	$700,000	$1,503,500	$8,850,000	$12,478,500	$(77,945)	$12,400,555
Weighted-average stated rate on maturing debt						4.03%	3.95%	3.95%	3.50%	4.71%	3.66%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details.
(4)In January 2026, we repaid our 4.30% unsecured senior notes payable upon maturity. No gain or loss was incurred in connection with this repayment.

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Definitions and Reconciliations
December 31, 2025

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Net (loss) income	$(995,354)	$(197,845)	$(62,189)	$38,662	$(16,095)
Interest expense	65,674	54,852	55,296	50,876	55,659
Income taxes	1,851	3,737	1,020	1,145	1,855
Depreciation and amortization	322,063	340,230	346,123	342,062	330,108
Stock compensation expense	8,232	10,293	12,530	10,064	12,477
Loss on early extinguishment of debt	—	107	—	—	—
Gain on sales of real estate	(619,914)	(9,366)	—	(13,165)	(101,806)
Unrealized (gains) losses on non-real estate investments	(98,548)	(18,515)	21,938	68,145	79,776
Significant realized losses on non-real estate investments	103,329	—	—	—	—
Impairment of real estate	1,717,188	323,870	129,606	32,154	186,564
Impairment of non-real estate investments	20,181	25,139	39,216	11,180	20,266
Increase (decrease) in provision for expected credit losses on financial instruments	(341)	—	—	285	(434)
Adjusted EBITDA	$524,361	$532,502	$543,540	$541,408	$568,370

Total revenues	$754,414	$751,944	$762,040	$758,158	$788,945

Adjusted EBITDA margin	70%	71%	71%	71%	72%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, changes in provision for expected credit losses on financial instruments, and significant termination fees. Adjusted
EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, changes in provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.

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Definitions and Reconciliations (continued)
December 31, 2025

Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP. It includes the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2025, approximately 92% of our leases
(on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Credit ratings
Represents the credit ratings assigned by S&P Global Ratings or Moody’s Ratings as of
December 31, 2025. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus™ ecosystems within AAA life science innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

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Definitions and Reconciliations (continued)
December 31, 2025

Development, redevelopment, and pre-construction (continued)
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Adjusted EBITDA	$524,361	$532,502	$543,540	$541,408	$568,370

Interest expense	$65,674	$54,852	$55,296	$50,876	$55,659
Capitalized interest	81,845	86,091	82,423	80,065	81,586
Amortization of loan fees	(4,481)	(4,505)	(4,615)	(4,691)	(4,620)
Amortization of debt discounts	(327)	(325)	(335)	(349)	(333)
Cash interest and fixed charges	$142,711	$136,113	$132,769	$125,901	$132,292

Fixed-charge coverage ratio:
– quarter annualized	3.7x	3.9x	4.1x	4.3x	4.3x
– trailing 12 months	4.0x	4.1x	4.3x	4.4x	4.5x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.

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Definitions and Reconciliations (continued)
December 31, 2025

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairments of real estate primarily consisting of right-of-use assets and pre-acquisition costs related to projects that we decided to no longer pursue, gains or losses on early extinguishment of debt, changes in the provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards with nonforfeitable dividends using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards with nonforfeitable dividends by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for funds from operations on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income (loss) to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2025		December 31, 2025
(In thousands)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income (loss)	$85,521	$212,844	$(304)	$(9,631)
Depreciation and amortization of real estate assets	39,942	154,727	855	3,703
Gain on sale of real estate of consolidated JV	(312,807)	(312,807)	—	—
Gain on sale of interest of unconsolidated JV	—	—	(25)	(483)
Impairment of real estate	265,266	265,266	—	8,673
Funds from operations	$77,922	$320,030	$526	$2,262
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Total assets	$34,081,835	$37,375,148	$37,623,629	$37,600,428	$37,527,449
Accumulated depreciation	6,127,525	6,416,745	6,146,378	5,886,561	5,625,179
Gross assets	$40,209,360	$43,791,893	$43,770,007	$43,486,989	$43,152,628

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the amount of net operating income, on an annual basis, expected to be realized upon a project being placed into service and achieving full occupancy. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.

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Definitions and Reconciliations (continued)
December 31, 2025

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.
Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2025, as reported by Bloomberg Professional
Services. Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
December 31, 2025

Investments in real estate
The following table reconciles our investments in real estate as of December 31, 2025:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$34,817,521
Less: accumulated depreciation	(6,127,525)
Investments in real estate	$28,689,996
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of December 31, 2025:

		Percentage of
(Dollars in thousands)	Book Value	Gross Assets	Annual Rental Revenue
Projects under active construction	$3,181,012	8%	—%
Future development projects(1) and land parcels primarily located in Megacampuses	3,607,452	9	1
Total Class A/A+ development and redevelopment pipeline, excluding properties held for sale	6,788,464	17	1
Properties held for sale – land parcels	261,208	1	—
Total Class A/A+ development and redevelopment pipeline	$7,049,672	18%	1%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Space Intentionally Blank
Investments in real estate (continued)
The square footage presented in the table below is classified as operating as of December 31,
2025. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-
time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2026	2027	Thereafter(1)	Total
Under construction project:
Campus Point by Alexandria/University Town Center	Dev	52,620	—	—	52,620
Future projects:
446, 458, and 500 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	116,623	116,623
3000 Minuteman Road/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
2100 and 2200 Geng Road/Greater Stanford	Dev	—	—	62,526	62,526
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
Campus Point by Alexandria/University Town Center	Dev	—	—	96,805	96,805
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	555,754	555,754
410 West Harrison Street/Elliott Bay	Dev	—	—	17,205	17,205
Other/Seattle	Dev	—	—	63,057	63,057
Canada	Redev	—	—	247,743	247,743
		—	—	1,815,084	1,815,084
Total		52,620	—	1,815,084	1,867,704

(1)Includes vacant square footage as of December 31, 2025.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2025

Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, which are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Space Intentionally Blank
Megacampus™
A Megacampus ecosystem is a cluster campus that consists of approximately 1 million RSF or greater, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. We consider Megacampuses that include a minimum of 750,000 operating
RSF to be Established Megacampuses. These Megacampuses have realized the scale and flexibility that deliver strategic optionality to our tenants. We present certain metrics related to our Established
Megacampuses because we believe they facilitate a more robust understanding of certain of our operating trends.
The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF, excluding properties classified as held for sale, as of December 31, 2025:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,451,391	16,735,429
Core and non-core	410,665	4,867,151
Total	$1,862,056	21,602,580

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	78%	77%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends is reduced by distributions to noncontrolling interests, excludes liquidating distributions from asset sales, and excludes changes in operating assets and liabilities as they represent timing differences.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2025

Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Secured notes payable	$—	$—	$153,500	$150,807	$149,909
Unsecured senior notes payable	12,047,394	12,044,999	12,042,607	12,640,144	12,094,465
Unsecured senior line of credit and commercial paper	353,161	1,548,542	1,097,993	299,883	—
Unamortized deferred financing costs	74,314	76,383	78,574	80,776	77,649
Cash and cash equivalents	(549,062)	(579,474)	(520,545)	(476,430)	(552,146)
Restricted cash	(4,693)	(4,705)	(7,403)	(7,324)	(7,701)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$11,921,114	$13,085,745	$12,844,726	$12,687,856	$11,762,176

Adjusted EBITDA:
– quarter annualized	$2,097,444	$2,130,008	$2,174,160	$2,165,632	$2,273,480
– trailing 12 months	$2,141,811	$2,185,820	$2,208,226	$2,218,722	$2,228,921

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.7x	6.1x	5.9x	5.9x	5.2x
– trailing 12 months	5.6x	6.0x	5.8x	5.7x	5.3x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/25	12/31/24	12/31/25	12/31/24
Net (loss) income	$(995,354)	$(16,095)	$(1,216,726)	$510,733

Equity in losses (earnings) of unconsolidated real estate joint ventures	304	(6,635)	9,631	(7,059)
General and administrative expenses	28,020	32,730	117,047	168,359
Interest expense	65,674	55,659	226,698	185,838
Depreciation and amortization	322,063	330,108	1,350,478	1,202,380
Impairment of real estate	1,717,188	186,564	2,202,818	223,068
Loss on early extinguishment of debt	—	—	107	—
Gain on sales of real estate	(619,914)	(101,806)	(642,445)	(129,312)
Investment loss	3,890	67,988	56,343	53,122
Net operating income	521,871	548,513	2,103,951	2,207,129
Straight-line rent revenue	(14,096)	(17,653)	(73,476)	(143,329)
Amortization of deferred revenue related to tenant- funded and -built landlord improvements	(5,264)	(1,214)	(14,771)	(1,543)
Amortization of acquired below-market leases	(5,889)	(15,512)	(37,763)	(85,679)
Provision for expected credit losses on financial instruments	(341)	(434)	(56)	(434)
Net operating income (cash basis)	$496,281	$513,700	$1,977,885	$1,976,144

Net operating income (cash basis) – annualized	$1,985,124	$2,054,800	$1,977,885	$1,976,144

Net operating income (from above)	$521,871	$548,513	$2,103,951	$2,207,129
Total revenues	$754,414	$788,945	$3,026,556	$3,116,394
Operating margin	69%	70%	70%	71%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and changes in the provision for expected credit losses on financial instruments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.

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Definitions and Reconciliations (continued)
December 31, 2025

Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and changes in provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases;
contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and
property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net operating income on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairments of real estate, impairments of non-real estate investments, and changes in provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would potentially be misleading for our investors.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2025

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the year ended December 31, 2025:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2024	Properties
99 Coolidge Avenue	1	840 Winter Street	1
1450 Owens Street	1	Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6
10075 Barnes Canyon Road	1
421 Park Drive	1		7
4135 Campus Point Court	1	Acquisitions after January 1, 2024	Properties
701 Dexter Avenue North	1	Other	2
Campus Point by Alexandria	—		2
	6	Unconsolidated real estate JVs	3
Development – placed into		Properties held for sale	20
service after January 1, 2024	Properties	Total properties excluded from same properties	58
1150 Eastlake Avenue East	1
9810 Darnestown Road	1	Same properties	282
9820 Darnestown Road	1	Total properties in North America as of December 31, 2025	340
4155 Campus Point Court	1
201 Brookline Avenue	1
9808 Medical Center Drive	1
230 Harriet Tubman Way	1
500 North Beacon Street and 4 Kingsbury Avenue	2
10935, 10945, and 10955 Alexandria Way	3
	12
Redevelopment – under construction	Properties
40, 50, and 60 Sylvan Road	3
269 East Grand Avenue	1
8800 Technology Forest Place	1
311 Arsenal Street	1
Other	2
	8

Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which a development or redevelopment project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Income from rentals	$728,872	$735,849	$737,279	$743,175	$763,249	$2,945,175	$3,049,706
Rental revenues	(538,330)	(541,070)	(553,377)	(552,112)	(566,535)	(2,184,889)	(2,304,339)
Tenant recoveries	$190,542	$194,779	$183,902	$191,063	$196,714	$760,286	$745,367

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
December 31, 2025

Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Unencumbered net operating income	$521,871	$512,710	$535,766	$530,691	$547,921
Encumbered net operating income	—	—	1,841	1,072	592
Total net operating income	$521,871	$512,710	$537,607	$531,763	$548,513
Unencumbered net operating income as a percentage of total net operating income	100.0%	100.0%	99.7%	99.8%	99.9%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable dividends in the calculation of diluted shares.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended					Year Ended
(In thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Basic shares for earnings per share	170,394	170,181	170,135	170,522	172,262	170,307	172,071
Unvested RSAs with forfeitable dividends	—	—	—	—	—	—	—
Diluted shares for earnings per share	170,394	170,181	170,135	170,522	172,262	170,307	172,071

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,394	170,181	170,135	170,522	172,262	170,307	172,071
Unvested RSAs with forfeitable dividends	110	124	57	77	—	83	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,504	170,305	170,192	170,599	172,262	170,390	172,071

Weighted-average unvested RSAs with nonforfeitable dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	1,570	1,917	1,998	2,053	2,417	1,883	2,779